This page is part of your document - DO NOT DISCARD

20131484960

Pages: 0058

Recorded/Filed in Official Records
Recorder's Office, Los Angeles County,
California

10/16/13 AT 08:00AM

FEES:	208.00
TAXES:	0.00
OTHER:	0.00
PAID:	208.00

LEADSHEET

201310160300020

00008437015

005836416

SEQ:
07

DAR - Title Company (Hard Copy)

THIS FORM IS NOT TO BE DUPLICATED

t55

FIDELITY NATIONAL TITLE COMPANY

RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO: M. Scott Cooper, Esq. Sidley Austin LLP 555 West Fifth Street 40th Floor Los Angeles, CA 90013

23025229–TC

DEED OF TRUST, SECURITY AGREEMENT AND

FIXTURE FILING

BY

MAGUIRE PROPERTIES – 777 TOWER, LLC,

a Delaware limited liability company,

as Trustor

TO

FIDELITY NATIONAL TITLE INSURANCE COMPANY,

as Trustee

for the benefit of

METROPOLITAN LIFE INSURANCE COMPANY,

a New York corporation,

as Beneficiary

October, 2013

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DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

DEFINED TERMS

Execution Date: October 15, 2013

Note: The promissory note dated as of the Execution Date made by Trustor to the order of Beneficiary in the principal amount of $200,000,000

Beneficiary:    Metropolitan Life Insurance Company, a New York corporation

Beneficiary’s Address:

Metropolitan Life Insurance Company, a New York corporation

10 Park Avenue

Morristown, New Jersey 07962

Attention: Senior Vice President

Real Estate Investments

Re: 777 South Figueroa

and:

Metropolitan Life Insurance Company

333 South Hope Street

Suite 3650

Los Angeles, CA 90071

Attention: Director/Officer in Charge

Re: 777 South Figueroa

and:

Metropolitan Life Insurance Company

425 Market Street, Suite 1050

San Francisco, California 94105

Attention: Associate General Counsel

Re: 777 South Figueroa

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Trustor (or Grantor): Maguire Properties - 777 Tower, LLC, a Delaware limited liability company

Trustor’s Address:

Maguire Properties – 777 Tower, LLC

c/o Brookfield Office Properties, Inc.

250 Vesey Street, 15th Floor

New York, New York 10281

Attention: Jason Kirschner

Facsimile: (646) 430-8556

with copies to:

Maguire Properties – 777 Tower, LLC

c/o Brookfield Office Properties, Inc.

250 Vesey Street, 15th Floor

New York, New York 10281

Attention: General Counsel

Facsimile: (212) 417-7195

and:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Joshua Mermelstein, Esq.

Telephone: (212) 859-8137

Facsimile: (212) 859-4000

Trustee & Address:

Fidelity National Title Insurance Company

1300 Dove Street

Newport Beach, California 92660

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Liable Party: Brookfield DTLA Holdings LLC, a Delaware limited liability company

Liable Party Address:

Brookfield DTLA Holdings LLC

c/o Brookfield Office Properties, Inc.

250 Vesey Street, 15th Floor

New York, New York 10281

Attention: Jason Kirschner

Facsimile: (646) 430-8556

with copies to:

Brookfield DTLA Holdings LLC

c/o Brookfield Office Properties, Inc.

250 Vesey Street, 15th Floor

New York, New York 10281

Attention: General Counsel

Facsimile: (212) 417-7195

and:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Joshua Mermelstein, Esq.

Telephone: (212) 859-8137

Facsimile: (212) 859-4000

County and State (in which the Property is located): Los Angeles County, State of California

Use: Office, retail, parking garage and ancillary uses

Commercial General Liability Insurance:

Required Liability Limits ($):	$1,000,000 per occurrence and 2,000,000 in the aggregate, as more specifically set forth in Section 3.01(a)(2) hereof

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Address for Insurance Notification:

Metropolitan Life Insurance Company

its affiliates and/or successors and assigns

10 Park Avenue

Morristown, New Jersey 07962

Attention: Real Estate Investments Insurance Manager

Re: 777 South Figueroa

Closing Certificate and Post Closing Agreement: Closing Certificate and Post Closing Agreement executed by Borrower in favor of Lender and dated as of the Execution Date.

Loan Documents: The Note, this Deed of Trust, and any other documents related to the Note and/or this Deed of Trust (including, without limitation, the Closing Certificate and Post Closing Agreement) and all renewals, amendments, modifications, restatements and extensions of these documents.

Indemnity Agreement or Unsecured Indemnity Agreement: Unsecured Indemnity Agreement dated as of the Execution Date and executed by Trustor in favor of Beneficiary.

Guaranty: Guaranty dated as of the Execution Date and executed by Liable Party.

The Indemnity Agreement and the Guaranty are not Loan Documents. The Indemnity Agreement and the Guaranty, in accordance with their terms, shall survive repayment of the Loan or other termination of the Loan Documents.

This DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING (this “Deed of Trust”) is entered into as of the Execution Date by Trustor to Trustee for the benefit of Beneficiary with reference to the following Recitals:

RECITALS

A.  This Deed of Trust secures: (1) the payment of the indebtedness evidenced by the Note with interest at the rates set forth in the Note, together with all renewals, modifications, consolidations and extensions of the Note, all additional advances or fundings made by Beneficiary pursuant to the Loan Documents, and any other amounts required to be paid by Trustor under any of the Loan Documents, (collectively, the “Secured Indebtedness”, and sometimes referred to as the “Loan”) and (2) the full performance by Trustor of all of the terms, covenants and obligations set forth in any of the Loan Documents.

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B.  Trustor makes the following covenants and agreements for the benefit of Beneficiary and any successor or assign of Beneficiary, including any participant in the Loan, and their respective successors and assigns (all of which are collectively referred to as, “Beneficiary”) and Trustee.

NOW, THEREFORE, IN CONSIDERATION of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Trustor agrees as follows:

ARTICLE I

GRANT OF SECURITY

Section 1.01 REAL PROPERTY GRANT. Trustor irrevocably sells, transfers, grants, conveys, assigns and warrants to Trustee, its successors and assigns, in trust, with power of sale and right of entry and possession, all of Trustor’s present and future estate, right, title and interest in and to the following which are collectively referred to as the “Real Property”:

(1) that certain real property located in the County and State which is more particularly described in Exhibit “A” attached to this Deed of Trust or any portion of the real property; all easements, rights-of-way, gaps, strips and gores of land; streets and alleys; sewers and water rights; privileges, licenses, tenements, and appurtenances appertaining to the real property, and the reversion(s), remainder(s), and claims of Trustor with respect to these items, and the benefits of any existing or future conditions, covenants and restrictions affecting the real property (collectively, the “Land”);

(2) all things now or hereafter affixed to or placed on the Land, including all buildings, structures and improvements, all fixtures and all machinery, elevators, boilers, building service equipment (including, without limitation, all equipment for the generation or distribution of air, water, heat, electricity, light, fuel or for ventilating or air conditioning purposes or for sanitary or drainage purposes or for the removal of dust, refuse or garbage), partitions, appliances, furniture, furnishings, building materials, supplies, computers and software, window coverings and floor coverings, lobby furnishings, and other property now or in the future attached, or installed in the improvements and all replacements, repairs, additions, or substitutions to these items (collectively, the “Improvements”);

(3) all present and future income, rents, revenue, profits, proceeds, accounts receivables and other benefits from the Land and/or Improvements and all deposits made with respect to the Land and/or Improvements, including, but not limited to, any security given to utility companies by Trustor, any advance payment of real estate taxes or assessments, or insurance premiums made by Trustor and all claims or demands relating to such deposits and other security, including claims for refunds of tax payments or assessments, and all insurance proceeds payable to Trustor in connection with the Land and/or Improvements whether or not such insurance coverage is specifically required under the terms of this Deed of Trust (“Insurance Proceeds”) (all of the items set forth in this paragraph are referred to collectively as “Rents and Profits”);

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(4) all damages, payments and revenue of every kind that Trustor may be entitled to receive, from any person owning or acquiring a right to the oil, gas or mineral rights and reservations of the Land;

(5) all proceeds and claims arising on account of any damage to, or Condemnation (as hereinafter defined) of any part of the Land and/or Improvements, and all causes of action and recoveries for any diminution in the value of the Land and/or Improvements;

(6) all licenses, contracts, management agreements, guaranties, warranties, franchise agreements, permits, or certificates relating to the ownership, use, operation or maintenance of the Land and/or Improvements; and

(7) all names by which the Land and/or Improvements may be operated or known, and all rights to carry on business under those names, and all trademarks, trade names, and goodwill relating to the Land and/or Improvements; provided that, notwithstanding any contrary provision hereof or of any of the other Loan Documents, in no event shall the Property (defined below) include any rights, titles or interests in the name “Brookfield” or “Maguire” (or any logo or trademark associated therewith) or any combination of words that include the name “Brookfield” or “Maguire”.

TO HAVE AND TO HOLD the Real Property, unto Trustee, its successors and assigns, in trust, for the benefit of Beneficiary, its successors and assigns, forever subject to the terms, covenants and conditions of this Deed of Trust.

Section 1.02 PERSONAL PROPERTY GRANT. Trustor irrevocably sells, transfers, grants, conveys, assigns and warrants to Beneficiary, its successors and assigns, a security interest in Trustor’s interest in the following personal property, whether now owned or existing or hereafter acquired or arising, which is collectively referred to as “Personal Property”:

(1) any portion of the Real Property which may be personal property, and all other personal property, whether now existing or acquired in the future which is attached to, appurtenant to, or used in the construction or operation of, or in connection with, the Real Property;

(2) all rights to the use of water, including water rights appurtenant to the Real Property, pumping plants, ditches for irrigation, all water stock or other evidence of ownership of any part of the Real Property that is owned by Trustor in common with others and all documents of membership in any owner’s association or similar group;

(3) all plans and specifications prepared for construction of the Improvements; and all contracts and agreements of Trustor relating to the plans and specifications or to the construction of the Improvements;

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(4) all equipment, machinery, fixtures, goods, accounts, general intangibles, letter of credit rights, commercial tort claims, deposit accounts, documents, instruments and chattel paper (including without limitation all monies, instruments, and general intangibles now or hereafter delivered to Beneficiary comprising any escrow, reserve or other security), and all earnings on, substitutions for, replacements of, and additions to, any of the foregoing;

(5) all sales agreements, deposits, escrow agreements, other documents and agreements entered into with respect to the sale of any part of the Real Property, and all proceeds of the sale; and

(6) all proceeds of any of the foregoing, including without limitation all proceeds from the voluntary or involuntary disposition or claim respecting any of the foregoing items (including judgments, condemnation awards or otherwise).

All of the Real Property and the Personal Property are collectively referred to as the “Property.”

Section 1.03 CONDITIONS TO GRANT. If Trustor shall pay to Beneficiary the Secured Indebtedness, upon the payment in full of the Secured Indebtedness, then this Deed of Trust and all the rights granted by this Deed of Trust shall be released by Trustee and/or Beneficiary in accordance with the laws of the State.

ARTICLE II

TRUSTOR COVENANTS

Section 2.01 DUE AUTHORIZATION, EXECUTION, AND DELIVERY.

(a) Trustor represents and warrants that the execution of the Loan Documents and the Indemnity Agreement have been duly authorized and there is no provision in the organizational documents of Trustor requiring further consent for such action by any other entity or person.

(b) Trustor represents and warrants that it is duly organized, validly existing and is in good standing under the laws of the state of its formation and is qualified to do business in the State, that it has all necessary licenses, authorizations, registrations, permits and/or approvals to own its properties and to carry on its business as presently conducted.

(c) Trustor represents and warrants that the execution, delivery and performance of the Loan Documents will not result in Trustor’s being in default under any provision of its organizational documents or of any deed of trust, mortgage, lease, credit or other agreement to which it is a party or which affects it or the Property.

(d) Trustor represents and warrants that the Loan Documents and the Indemnity Agreement have been duly authorized, executed and delivered by Trustor and constitute valid and binding obligations of Trustor which are enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws limiting the rights of creditors generally.

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Section 2.02 PERFORMANCE BY TRUSTOR. Trustor shall pay the Secured Indebtedness to Beneficiary and shall keep and perform each and every other obligation, covenant and agreement of the Loan Documents.

Section 2.03 WARRANTY OF TITLE.

(a) Trustor warrants that, except as otherwise disclosed in the title insurance policy accepted by Beneficiary in connection with the Loan, it holds marketable and indefeasible fee simple absolute title to the Real Property, and that it has the right and is lawfully authorized to sell, convey or encumber the Property subject only to those property specific exceptions to title recorded in the real estate records of the County and contained in Schedule B-1 of the title insurance policy or policies which have been approved by Beneficiary (the “Permitted Exceptions”). The Property is free from all due and unpaid taxes, assessments and mechanics’ and materialmen’s liens other than Permitted Exceptions.

(b) Trustor further covenants to warrant and forever defend Beneficiary and Trustee and their respective interests in the Property from and against all persons claiming any interest in the Property, subject to the Permitted Encumbrances (provided, however, that the foregoing exception shall not reduce Trustor’s obligation to comply with Section 2.10 if applicable to such Permitted Encumbrances).

(c) “Permitted Encumbrances” shall mean:

(1)     liens for Impositions not yet due and payable or liens arising after the date hereof which are being contested in good faith by appropriate proceedings; promptly instituted and diligently conducted in compliance with Section 2.10 hereof (including mechanics liens and other statutory liens, in each case satisfying the foregoing criteria);

(2)     immaterial easements and rights of way, the exercise of rights under which do not adversely affect the current use and operation of the Property;

(3)     Permitted Exceptions (defined above);

(4)     liens in favor of Beneficiary under this Deed of Trust and the other Loan Documents;

(5)     rights of existing and future Tenants, as tenants only, pursuant to Leases (as hereafter defined in Section 5.02 hereof) existing as of the date hereof or entered into in accordance with Article V hereof;

(6)     liens of Permitted Equipment Financing (as defined in Section 10.03 hereof); and

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(7)     such other title exceptions as Beneficiary (and, if applicable, the applicable Rating Agencies) may approve in writing in their sole discretion.

Section 2.04 TAXES, LIENS AND OTHER CHARGES.

(a) Unless otherwise paid to Beneficiary as provided in Section 2.05, Trustor shall pay all real estate and other taxes and assessments which are payable, assessed, levied, imposed upon or become a lien on or against any portion of the Property (all of the foregoing items are collectively referred to as the “Imposition(s)”). Subject to the Trustor’s right to contest as set forth in Section 2.10 below, the Impositions shall be paid not later than ten (10) days before the dates on which the particular Imposition would become delinquent and Trustor shall produce to Beneficiary receipts of the imposing authority, or other evidence reasonably satisfactory to Beneficiary, evidencing the payment of the Imposition in full.

(b) In the event of the passage, after the Execution Date, of any law which deducts from the value of the Property, for the purposes of taxation, any lien or security interest encumbering the Property, or changing in any way the existing laws regarding the taxation of mortgages, deeds of trust and/or security agreements or debts secured by these instruments, or changing the manner for the collection of any such taxes, and the law has the effect of imposing payment of any Impositions upon Beneficiary, at Beneficiary’s option, the Secured Indebtedness shall immediately become due and payable. Notwithstanding the preceding sentence, the Beneficiary’s election to accelerate the Loan shall not be effective if (1) Trustor is permitted by law (including, without limitation, applicable interest rate laws) to, and actually does, pay the Imposition or the increased portion of the Imposition and (2) Trustor agrees in writing to pay or reimburse Beneficiary in accordance with Section 11.06 for the payment of any such Imposition which becomes payable at any time when the Loan is outstanding.

Section 2.05 ESCROW DEPOSITS. Without limiting the effect of Section 2.04 and Section 3.01, Trustor shall pay to Beneficiary monthly on the same date that the monthly installment is payable under the Note, an amount equal to 1/12th of the amounts Beneficiary reasonably estimates are necessary to pay the following, on an annualized basis, (1) all Impositions and (2) the premiums for the insurance policies required under this Deed of Trust (collectively the “Premiums”) until such time each year as Trustor has deposited an amount equal to the annual charges for these items, and within 10 days after demand from time to time, Trustor shall pay to Beneficiary any additional amounts necessary to pay the Premiums and Impositions. Except when escrow deposits for the same are not required hereunder, Trustor will furnish to Beneficiary bills for Impositions and Premiums thirty (30) days before Impositions become delinquent and such Premiums become due for payment. No amounts paid as Impositions or Premiums shall be deemed to be trust funds and these funds may be commingled with the general funds of Beneficiary without any requirement to pay interest to Trustor on account of these funds. If an Event of Default occurs and is continuing, Beneficiary shall have the right, at its election, to apply any amounts held under this Section 2.05 in reduction of the Secured Indebtedness, or in payment of the Premiums or Impositions for which the amounts were deposited.

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However, with respect to deposits of Premiums only, Trustor shall not be required to make these deposits unless (i) Trustor fails to deliver the required receipts or proof of insurance, as applicable, within 10 Business Days (as defined in the Note) after written notice from Beneficiary where Trustor shall have failed to furnish either of the following as and when specified: (A) draft form certificates of insurance satisfying the requirements of the Loan Documents or a letter from Trustor’s broker providing reasonable assurance that conforming replacement insurance will be timely obtained, which draft certificates or letter shall be delivered not later than 10 days before the dates on which any premiums would become delinquent or the date any required policy is scheduled to expire, or (B) certificates evidencing issuance and payment of premiums for the replacement insurance satisfying the requirements of the Loan Documents, which certificates shall be delivered at least one Business Day prior such scheduled expiration date, or (ii) there is an Event of Default, or (iii) Trustor no longer owns the Property, or (iv) there has been a change in Trustor or in the direct or indirect owners thereof, which change is not permitted under Article X hereof and is not otherwise consented to by Beneficiary (which consent Beneficiary may withhold in its sole and absolute discretion and may grant subject to such conditions as Beneficiary may determine, including conditions that abrogate the foregoing provision).

In addition, with respect to deposits of Impositions, Trustor shall not be required to make these deposits unless (i) there is an Event of Default, or (ii) Trustor no longer owns the Property, or (iii) there has been a change in Trustor or in the direct or indirect owners thereof, which change is not permitted under Article X hereof and is not otherwise consented to by Beneficiary (which consent Beneficiary may withhold in its sole and absolute discretion and may grant subject to such conditions as Beneficiary may determine, including conditions that abrogate the foregoing provision).

Section 2.06 CARE AND USE OF THE PROPERTY.

(a) Trustor represents and warrants to Beneficiary as follows:

(i) All authorizations, licenses, including without limitation liquor licenses, if any, and operating permits required to allow the Improvements to be operated for the Use are in full force and effect.

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(ii) Except as otherwise disclosed in the Property Condition Assessment Report dated July 11, 2013 and prepared by McDonnell Group and obtained by Beneficiary in connection with the Loan (the “Property Condition Report”), the Improvements and their Use comply in all material respects with (and no notices of violation have been received in connection with) all Requirements (as defined in this Section) and Trustor shall at all times comply in all material respects with all present or future Requirements affecting or relating to the Property and/or the Use. Trustor shall furnish Beneficiary, on request, proof of compliance with the Requirements. Trustor shall not use or permit the use of the Property, or any part thereof, for any illegal purpose. “Requirements” shall mean all laws, ordinances, orders, covenants, conditions and restrictions (including, without limitation, the REA) and other requirements relating to land and building design and construction, use and maintenance, that may now or hereafter pertain to or affect the Property or any part of the Property or the Use, including, without limitation, planning, zoning, subdivision, environmental, air quality, flood hazard, fire safety, handicapped facilities, building, parking, health, fire, traffic, safety, wetlands, coastal and other governmental or regulatory rules, laws, ordinances, statutes, codes and requirements applicable to the Property, including permits, licenses and/or certificates that may be necessary from time to time to comply with any of the these requirements. As used herein, the “REA” shall mean that certain Amended and Restated Owners’ Operating and Reciprocal Easement Agreement dated June 20, 1986 by and among Seventh Street Plaza Associates, The Community Redevelopment Agency of the City of Los Angeles, California, and PPLA Plaza Limited Partnership (the “Original REA”) recorded as Instrument No. 87-885291 in the official records of Los Angeles County, California, as amended by that certain Amendment No. 1 to Amended and Restated Owners’ Operating and Reciprocal Easement Agreement dated December 5, 1990 (“Amendment No. 1”) and as further amended by that certain Amendment No. 2 to Amended and Restated Owners’ Operating and Reciprocal Easement Agreement dated January 1, 1993, as the same may be further amended.

(iii) To the Trustor’s knowledge, Trustor is not in default of its material obligations under any instruments and agreements affecting the Property, whether or not of record, including without limitation all covenants and agreements by and between Trustor and any governmental or regulatory agency pertaining to the development, use or operation of the Property. Trustor, at its sole cost and expense, shall keep the Property in good order, condition, and repair, and make all necessary structural and non-structural, ordinary and extraordinary repairs to the Property and the Improvements.

(iv) Trustor shall abstain from, and not knowingly permit, the commission of physical waste to the Property and shall not remove or alter in any material manner, the structure or character of any Improvements (other than to comply with the Requirements) without the prior written consent of Beneficiary, such consent not to be unreasonably withheld.

(v) The zoning approval for the Property is not dependent upon the ownership or use of any property which is not encumbered by this Deed of Trust.

(vi) Construction of the Improvements on the Property is complete.

(vii) To Trustor’s knowledge, except as disclosed in the Property Condition Report, the Property is in good repair and condition, free of any material damage.

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(b) Beneficiary shall have the right upon reasonable prior notice, at any time and from time to time during normal business hours, subject to the rights of Tenants, to enter the Property in order to ascertain Trustor’s compliance with the Loan Documents, to examine the condition of the Property, to perform an appraisal, to undertake surveying or engineering work, and to inspect premises occupied by tenants. Trustor shall reasonably cooperate with Beneficiary performing these inspections. Beneficiary shall be accompanied by a representative of Trustor in such entry provided that Trustor makes such representative available upon such prior reasonable notice, and in any event, within 2 Business Days after notice of Beneficiary’s intent to enter the Property. Beneficiary’s rights hereunder include its rights under California Civil Code Section 2929.5, as such Section may be amended from time to time. Trustor shall pay all costs incurred by Beneficiary in connection with any such inspections, except as may otherwise be provided in such Section 2929.5.

(c) Trustor shall use, or cause to be used, the Property continuously for the Use. Trustor shall not use, or permit the use of, the Property for any other use without the prior written consent of Beneficiary. Trustor shall not file or record a declaration of condominium, master deed of trust or mortgage or any other similar document evidencing the imposition of a so-called “condominium regime” whether superior or subordinate to this Deed of Trust and Trustor shall not permit any part of the Property to be converted to, or operated as, a “cooperative apartment house” whereby the tenants or occupants participate in the ownership, management or control of any part of the Property.

(d) Without the prior written consent of Beneficiary, Trustor shall not (i) initiate or acquiesce in a change in the zoning classification of and/or restrictive covenants affecting the Property, or seek any variance under existing zoning ordinances, (ii) use or permit the use of the Property in a manner which may result in the Use becoming a non-conforming use under applicable zoning ordinances, or (iii) subject the Property to restrictive covenants, or (iv) amend or modify the REA; provided that nothing in this Deed of Trust or any other Loan Document shall preclude Trustor from entering into the New Co-Ownership Agreement or the Third REA Amendment, in each case as defined in, in accordance with, and/or as required by (as applicable) the Closing Certificate and Post Closing Agreement.

Section 2.07 COLLATERAL SECURITY INSTRUMENTS. Trustor covenants and agrees that if Beneficiary at any time holds additional security for any obligations secured by this Deed of Trust, it may enforce its rights and remedies with respect to the security, at its option, either before, concurrently or after a sale of the Property is made pursuant to the terms of this Deed of Trust. Beneficiary may apply the proceeds of the additional security to the Secured Indebtedness without affecting or waiving any right to any other security, including the security under this Deed of Trust, and without waiving any breach or default of Trustor under this Deed of Trust or any other Loan Document.

Section 2.08 SUITS AND OTHER ACTS TO PROTECT THE PROPERTY.

(a) Trustor shall immediately notify Beneficiary of the commencement, or receipt of notice, of any and all actions or proceedings or other material matter or claim affecting the Property and/or the interest of Beneficiary under the Loan Documents, including, without limitation, any notices given or received by Trustor under the REA (collectively, “Actions”), Trustor shall appear in and defend (or shall cause its insurer to appear in and defend, as applicable) any Actions, and (subject to the provisions of Section 3.02 or other provisions of the Loan Documents to the contrary) Trustor may settle any such Actions, except that Trustor shall not: (i) enter into any settlement for an amount of more than $6,000,000 without Beneficiary’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed, and (ii) settle any Action in which Benficiary has been named without obtaining releases of Beneficiary in form and substance satisfactory to Beneficiary.

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(b) Beneficiary shall have the right, at the cost and expense of Trustor, to institute, maintain and participate in Actions and take such other action, as it may deem appropriate in the good faith exercise of its discretion to preserve or protect the Property and/or the interests of Beneficiary under the Loan Documents. Any money paid by Beneficiary under this Section shall be reimbursed to Beneficiary in accordance with Section 11.06 hereof.

Section 2.09 LIENS AND ENCUMBRANCES. Subject to the Trustor’s right to contest liens under Section 2.10 below, without the prior written consent of Beneficiary, to be exercised in Beneficiary’s sole and absolute discretion, other than the Permitted Encumbrances, Trustor shall not create, place or allow to remain any lien or encumbrance on the Property, including deeds of trust, mortgages, security interests, conditional sales, mechanic liens, tax liens or assessment liens regardless of whether or not they are subordinate to the lien created by this Deed of Trust (collectively, “Liens and Encumbrances”). If any Liens and Encumbrances other than Permitted Encumbrances are recorded against the Property or any part of the Property, Trustor shall obtain a discharge and release of such Liens and Encumbrances within thirty (30) days after receipt of notice of their existence, or such earlier time as is at least thirty (30) days prior to the foreclosure thereof. Without modifying the second reference to thirty (30) days in the preceding sentence, the first reference to thirty (30) days in said sentence shall be replaced by ninety-five (95) days only with respect to mechanics liens as to which both (i) no action has been commenced to foreclose the same, and (ii) individually and in the aggregate, the claimed amounts thereunder do not exceed $ 1,000,000 at any time.

Section 2.10 RIGHT TO CONTEST. Nothing contained herein shall be deemed to require Trustor to pay, or cause to be paid, any Imposition, to satisfy any lien, or to comply with any legal requirement, so long as Trustor is in good faith, and by proper legal proceedings, where appropriate, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (i) no Event of Default shall exist and be continuing hereunder, (ii) Trustor shall keep Beneficiary apprised of the status of such contest, (iii) if Trustor is not providing security as provided in clause (v) below, adequate reserves, as reasonably determined by Beneficiary (but in no event less than the amount of the security that would be required if clause (v) hereof were applicable thereto), with respect thereto are maintained on Trustor’s books in accordance with GAAP, (iv) unless such contest is in the form of a request for a refund of amounts previously paid, such contest operates to suspend collection or enforcement as the case may be, of the contested Imposition or lien and such contest is maintained and prosecuted continuously and with diligence or, in the case of an Imposition or lien, such Imposition or lien is bonded (with the effect under applicable statute that the applicable Imposition or lien is lifted from the Property), and (v) in the case of Impositions and liens in excess of $500,000 individually, or in the aggregate, during such contest, Trustor shall provide security reasonably acceptable to Beneficiary (which may include the deposit of such amount with Beneficiary) in an amount equal to 110% of (A) the amount of Trustor’s obligations being contested plus (B) any additional interest, charge, or penalty arising (or reasonably likely to arise) from such contest; provided, that the required amount of such security or reserve shall be reduced by any cash deposit required by applicable law in connection with such contest, which deposit has been made by Trustor with the appropriate governmental authority. Notwithstanding any of the foregoing, the creation of any such reserves or the furnishing of any bond or other security, Trustor promptly shall comply with any contested legal requirement or shall pay any contested Imposition or lien, and compliance therewith or payment thereof shall not be deferred, if, at any time the Property or any portion thereof shall be, in Beneficiary’s reasonable judgment, in imminent danger of being forfeited or lost or if, in Beneficiary’s reasonable judgment, Beneficiary is likely to be subject to civil or criminal damages, or other fines or penalties as a result thereof. If such action or proceeding is terminated or discontinued adversely to Trustor, Trustor shall deliver to Beneficiary reasonable evidence of Trustor’s compliance with such contested Imposition, lien or legal requirement, as the case may be.

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At such time as the applicable Imposition, lien or other legal requirement has been paid, complied with, or otherwise fully and finally adjudicated as not applicable to Trustor or the Property, or otherwise discharged and evidence of the same reasonably satisfactory to Beneficiary has been provided to Beneficiary, Trustor shall be entitled to a prompt return of any such security so deposited with Beneficiary, less any costs and expenses of Beneficiary incurred in connection therewith or with the underlying contest.

ARTICLE III

INSURANCE

Section 3.01 REQUIRED INSURANCE AND TERMS OF INSURANCE POLICIES.

(a) During the term of this Deed of Trust, Trustor at its sole cost and expense must provide insurance policies and certificates of insurance for types of insurance described below all of which must be satisfactory to Beneficiary as to form of policy, amounts, deductibles, sublimits, types of coverage, exclusions and the companies underwriting these coverages; provided that Trustor’s obligation to provide insurance policies (as opposed to certificates of insurance) shall be limited as set forth in Section 3.01(g) hereof. In no event shall such policies be terminated or otherwise allowed to lapse. Trustor shall be responsible for its own deductibles. Trustor shall also pay for any insurance, or any increase of policy limits, not described in this Deed of Trust which Trustor requires for its own protection or for compliance with government statutes. Trustor’s insurance shall be primary and without contribution from any insurance procured by Beneficiary including, without limitation, any insurance obtained by Beneficiary pursuant to Subsection 3.01 (f) hereof.

Trustor shall obtain and maintain, or cause to be maintained, insurance for Trustor and the Property (which for avoidance of doubt, for purposes of this Article III shall also include Lots 4-7 and 9 of Tract 32622, recorded in Book 1098 pages 83 through 86 of maps in the Official Records of Los Angeles County, California) providing at least the following coverages:

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(1) comprehensive “All Risk” property insurance, including wind/hail and earthquake on the improvements and the personal property, in each case (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) that have no co-insurance provisions or contain an agreed amount endorsement with respect to the improvements and the personal property waiving all co-insurance provisions; (C) providing for no deductible in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) for all such insurance coverage, (D) containing an “Ordinance or Law Coverage” or “Enforcement” endorsement or its equivalent in amounts acceptable to Beneficiary if any of the improvements or the use of the Property shall at any time constitute legal nonconforming structures or uses and (E) containing no margin clause unless approved by Beneficiary. In addition, Trustor shall obtain: if any portion of the improvements is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance in an amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended. In addition Difference in Conditions (DIC) insurance and/or excess insurance from and against all losses, damages, costs, expenses, claims and liabilities related to or arising from acts of flood, of such types, in such amounts, with such deductibles, issued by such companies, and on such forms of insurance policies as required by Beneficiary, if Beneficiary determines at any time that any part of the Property is located in Flood Zone A or V. (i); Additionally, “All Risk” insurance shall include coverage for Named Storm for properties located in a Tier 1 Wind Counties.

(2) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit of not less than Two Million and No/100 Dollars ($2,000,000.00) in the aggregate and One Million and No/100 Dollars ($1,000,000.00) per occurrence, (B) to continue at not less than the aforesaid limit until required to be changed by Beneficiary in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations; (3) independent contractors; and (4) blanket contractual liability for all legal contracts.

(3) business income insurance (A) with loss payable to Beneficiary; (B) covering all risks required to be covered by the insurance provided for in provision 3.01(a)(1) above; (C) in an amount equal to one hundred percent (100%) of the projected gross income from the Property and including additional time to restore the Trustor’s gross income to the level that would have existed had no Casualty occurred for a period of thirty-six (36) months from the date of such Casualty (assuming such Casualty had not occurred) and notwithstanding that the policy may expire at the end of such period; and with an Extended Period of Indemnity (“EPI”) of 12 months.

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(4) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property and Liability coverage forms do not otherwise apply, (A) owner’s contingent or protective liability insurance (or its equivalent) covering claims related to construction, repairs or alternations made which are not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in provision 3.01(a)(1) above written in a so-called builder’s risk completed value form in amounts reasonably acceptable to Beneficiary (1) on a non-reporting basis, (2) against all property risks insured against pursuant to this Section 3.01, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions.

(5) Garage Keepers Liability insurance with limits of not less than $1,000,000.

(6) if the Property includes commercial property, Workers’ Compensation insurance with respect to any employees of Trustor, as required by any Governmental Authority or Legal Requirement, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease in the aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operations (if applicable).

(7) comprehensive boiler and machinery insurance or Equipment Breakdown Coverage, insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to one hundred percent (100%) of the full replacement cost of all equipment installed in, on or at the Improvements on terms consistent with the commercial property insurance policy required under provisions 3.01(a)(1) and (3) above;

(8) umbrella liability insurance in an amount not less than Fifty Million and No/100 Dollars ($50,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under provision 3.01(a)(2) above;

(9) if applicable, motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00);

(10) Insurance from or against all losses, damages, costs, expenses, claims and liabilities related to or arising from earthquake on such form of insurance policy and in such amount as required by Beneficiary, and provided that the deductible for earthquake coverage shall not exceed the greater of (i) $250,000 or (ii) five percent (5%) of the Full Replacement Cost.

(11) Terrorism insurance for Certified Acts of Terrorism (as such terms are defined in TRIPRA) in an amount equal to the full replacement cost of the Property (plus twelve months of business interruption coverage). Trustor shall be required to carry insurance for Certified Acts of Terrorism throughout the term of the Loan as required by the preceding sentence. Notwithstanding the foregoing, if TRIPRA or subsequent extension, reauthorization of similar statute is no longer in effect, then Trustor shall only be required to obtain a policy insuring the Property with a policy limit sufficient to cover an amount equal to two times the Property’s pro rata share (based on the total insurable value) of all risk property and casualty premium per annum for the blanket policy during the then current insurance period.

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(12) Notwithstanding anything to the contrary, with respect to insurance required to be maintained by Trustor pursuant to provision 3.01(a)(1) hereof, Liberty IC Casualty LLC (“Liberty”) shall be an acceptable insurer of perils of terrorism and acts of terrorism so long as (i) the policy issued by Liberty has (a) no aggregate limit and (b) a deductible of no greater than that as calculated pursuant to TRIPRA, (ii) other than the deductible, the portion of such insurance which is not reinsured by TRIPRA, is reinsured by an insurance carrier rated no less than “A” or better by S&P or “A2” or better by Moody’s. Further, Trustor shall cause such re-insurance agreements to provide a cut-through endorsement acceptable to Beneficiary, (iv) Liberty shall be licensed in the District of Columbia (iii) TRIPRA or a similar federal statute is in effect and provides that the federal government must reinsure that portion of any terrorism insurance claim above (a) the applicable deductible payable by Liberty and (b) those amounts which are reinsured pursuant to clause (ii) above, (iv) Liberty is not the subject of a bankruptcy or similar insolvency proceeding; (v) no Governmental Authority issues any statement, finding or decree that insurers of perils of terrorism similar to Liberty i.e., captive insurers arranged similar to Liberty) do not qualify for the payments or benefits of TRIPRA; (viii) the Insurance Premiums payable to Liberty shall be based on the current market conditions for such coverage and approved by the licensing state and (ix) the organizational documents of Liberty shall not be materially amended without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld, conditioned or delayed. In the event that Liberty is providing insurance coverage (A) to other properties immediately adjacent to the Property, and/or (B) to other properties owned by a Person(s) who is controlling, controlled by or under common control with Trustor, and such insurance is not subject to the same reinsurance and other requirements as set forth herein, then Beneficiary may reasonably re-evaluate the limits and deductibles of the insurance required to be provided by Liberty hereunder. In the event any of the foregoing conditions are not satisfied, Liberty shall not be deemed an acceptable insurer of Terrorism Losses.

(b)          All insurance required in this Deed of Trust shall be obtained under valid and enforceable policies (collectively, the “Policies”). The insurance companies must be authorized to do business in New York State and the State and be approved by Beneficiary. The insurance companies must have a general policy rating of A.M. Best “Excellent” or better and a financial class of X or better by A.M. Best. So called “Cut-through” endorsements shall not be permitted (except only as expressly stated above with respect to terrorism insurance provided by Liberty, if applicable). If there are any Securities (as defined in Section 12.01) issued with respect to this Loan which have been assigned a rating by a credit rating agency approved by Beneficiary (a “Rating Agency”), the insurance company shall have a claims paying ability rating by such Rating Agency equal to or greater than the rating of the highest class of the Securities. Trustor shall deliver evidence satisfactory to Beneficiary of payment of premiums due under the insurance policies. At Beneficiary’s sole discretion, coverage may be provided by an AM Best “Excellent” rated company with a financial size of “VIII”, so long as the carriers below “X” do not make up more than 10% of the total Property insurance program and are not in the primary or first excess layer of coverage.

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(c) All Policies provided for or contemplated by this Deed of Trust shall contain a waiver of subrogation in favor of Beneficiary and name Trustor as the insured and, except for the referenced in provision 3.01(a)(6) above, in the case of liability coverages, shall name Beneficiary as the additional insured, as its interests may appear and in the case of property coverages, shall name Beneficiary as the mortgagee and loss payee as its interests may appear.

(d) If any policy referred to in this Deed of Trust is written on a blanket basis, a list of locations and their insurable values shall be provided, as required by Beneficiary. If the Property is located in an area for potential catastrophic loss Trustor shall provide Beneficiary with a Natural Hazard Loss Analysis Report on an annual basis. This report is to be completed by a recognized risk modeling company (e.g. RMS, EQE, AIR) approved by Beneficiary.

(e) All Policies provided for in this Deed of Trust shall contain clauses or endorsements to the effect that:

(1)   no act or negligence of Trustor, or anyone acting for Trustor, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Beneficiary is concerned;

(2)   the Policies shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days’ notice to Beneficiary and any other party named therein as an additional insured;

(3)   the issuers thereof shall give notice to Beneficiary if the Policies have not been renewed fifteen (15) days prior to its expiration; and

(4)   Beneficiary shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f) Subject to Section 3.01(g) as to when certificates of insurance may be delivered in lieu of complete insurance policies, Trustor shall be required during the term of the Loan to continue to provide Beneficiary with original renewal policies or replacements of the insurance policies referenced in Subsection 3.01 (a). If Trustor fails to obtain or maintain insurance policies and coverages as required by this Section 3.01 (“Required Insurance”) then Beneficiary shall have the right but shall not have the obligation immediately, to procure any Required Insurance at Trustor’s cost.

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(g) If Certificates of Insurance are provided in forms satisfactory to Beneficiary, Beneficiary will accept Certificates of Insurance evidencing insurance policies referenced in this Section 3.01 instead of requiring the actual policies. Beneficiary shall be provided with renewal Certificates of Insurance, or Binders, prior to each expiration. To the extent the Certificates of Insurance provided by Trustor are unacceptable to Beneficiary or otherwise insufficient for Beneficiary’s purposes, upon request, Trustor shall provide to Beneficiary certified copies of the policies, and any endorsements thereto. Beneficiary shall retain copies of such policies (as distinguished from Certificates of Insurance) confidential, provided that Beneficiary may disclose the same: (a) to Beneficiary’s affiliates, Investors (as defined in Article XII hereof), participants, successors and/or assigns, (b) to any regulatory authority, rating agencies, auditors or governmental or quasi-governmental agencies having jurisdiction over Beneficiary, and (c) as required by law, in the case that such policies must be disclosed pursuant to law. The failure of Trustor to maintain the insurance required under this Article III shall not constitute a waiver of Trustor’s obligation to fulfill these requirements.

(h) All binders, policies, endorsements, certificates, and cancellation notices are to be sent to the Beneficiary’s Address for Insurance Notification as set forth in the Defined Terms until changed by notice from Beneficiary.

Section 3.02 ADJUSTMENT OF CLAIMS. In the event of any damage, destruction or Condemnation (as defined in Article VII), provided that no Event of Default or Impairment of the Security (as defined in Article VII) exists, then Trustor shall have the right to settle, adjust or compromise the applicable claims against either the insurer or the condemning authority (a) without Beneficiary’s consent where the total loss is reasonably estimated by Beneficiary to be equal to or less than the Materiality Threshold (as defined in Article VII), and (b) subject to the reasonable approval of Beneficiary where the total loss is greater than the Materiality Threshold. In all other cases, Trustor hereby authorizes and empowers Beneficiary to settle, adjust or compromise any claims for damage to, or loss or destruction of, all or a portion of the Property, regardless of whether there are Insurance Proceeds or Condemnation proceeds available or whether any such Insurance Proceeds or Condemnation proceeds, as applicable, are sufficient in amount to fully compensate for such damage, loss or destruction.

Section 3.03 ASSIGNMENT TO BENEFICIARY. To the extent the insurance requirements in this Section 3.01 are satisfied using a stand-alone policy(ies) covering only the Property, then in the event of the foreclosure of this Deed of Trust or other transfer of the title to the Property in extinguishment of the Secured Indebtedness, all right, title and interest of Trustor in and to such insurance policy(ies), or premiums or payments in satisfaction of claims or any other rights under these insurance policy(ies) shall pass to the transferee of the Property. Notwithstanding the foregoing to the extent the insurance requirements in this Section 3.01 are satisfied using a blanket policy then in the event of the foreclosure of this Mortgage or other transfer of the title to the Property in extinguishment of the Secured Indebtedness, all right, title and interest of Beneficiary in and to any premiums or payments in satisfaction of claims or any other rights under such insurance policy(ies) relating to the Property shall pass to the transferee of the Property.

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ARTICLE IV

BOOKS, RECORDS AND ACCOUNTS

Section 4.01 BOOKS AND RECORDS. Trustor shall keep adequate books and records of account in accordance with generally accepted accounting principles (“GAAP”), or in accordance with other methods acceptable to Beneficiary in its sole discretion, consistently applied and furnish to Beneficiary (which may be furnished in electronic format):

(a) quarterly certified rent rolls signed and dated by Trustor, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease (as defined in Section 5.02) and the term of each Lease, including the expiration date, and any other information as is reasonably required by Beneficiary, within forty five (45) days after the end of each fiscal quarter;

(b) a quarterly operating statement of the Property and quarterly year to date operating statements detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, to be prepared and certified by Trustor (as being true and correct in all material respects) in the form reasonably required by Beneficiary, and if Trustor has obtained the same (although Trustor has no obligation to do so), any quarterly operating statement prepared by an independent certified public accountant, within thirty to sixty (30-60) days after the close of each fiscal quarter of Trustor;

(c) an annual balance sheet and profit and loss statement of Trustor prepared and presented in accordance with GAAP (or in such other form reasonably acceptable to Beneficiary), prepared and certified by Trustor (as being true and correct in all material respects), as the case may be, or if required by Beneficiary at any time during which an Event of Default exists, audited financial statements for Trustor and Liable Party prepared by an independent certified public accountant acceptable to Beneficiary within one hundred (120) days after the close of each fiscal year of Trustor and Liable Party, as the case may be;

(d) an annual operating budget presented on a monthly basis consistent with the annual operating statement described above for the Property including cash flow projections for the upcoming one (1) year period and all proposed capital replacements and improvements at least fifteen (15) days prior to the start of each calendar year (provided that Trustor shall not be required to obtain Beneficiary’s approval with respect to any such budget in the absence of a continuing Event of Default); and

(e) an annual ARGUS © valuation file in electronic form which includes, without limitation, a then current rent roll, all income of the Property and all Property expenses.

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Section 4.02 PROPERTY REPORTS. Upon request from Beneficiary or its representatives and designees, Trustor shall furnish the following in a timely manner to Beneficiary (which may be furnished in electronic format):

(a) a property management report for the Property, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Beneficiary, in reasonable detail and certified by Trustor (or an officer, general partner, member or principal of Trustor if Trustor is not an individual) to be true and complete in all material respects, but no more frequently than quarterly; and

(b) an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Beneficiary to obtain information regarding such accounts directly from such financial institutions.

(c) Trustor’s written summary of Comparable Lease (as defined below) transactions in the downtown submarket of Los Angeles, California during the trailing six (6) month period that support the market rental rates for new leases, which summary of Comparable Lease transactions will include building-specific location, rental rate, rent increases, rent concessions, free rent, lease term and tenant improvements. “Comparable Leases” shall have the meaning set forth on Exhibit B attached hereto.

Section 4.03 ADDITIONAL MATTERS.

(a) Trustor shall furnish Beneficiary with such other additional financial or management information (including State and Federal tax returns, if any) as may, from time to time, be reasonably required by Beneficiary in form and substance satisfactory to Beneficiary.

(b) Trustor shall furnish Beneficiary and its agents convenient facilities for the examination and audit of any such books and records.

(c) Beneficiary and its representatives shall have the right upon five (5) days prior written notice to examine and audit the records, books, management and other papers of Trustor or of any guarantor or indemnitor which reflect upon their financial condition and/or the income, expenses and operations of the Property, at the Property or at any office regularly maintained by Trustor or any guarantor or indemnitor where the books and records are located. Beneficiary shall have the right upon reasonable prior notice to make copies and extracts from the foregoing records and other papers. Any such review undertaken in the absence of an Event of Default shall be at Beneficiary’s expense.

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ARTICLE V

LEASES AND OTHER AGREEMENTS AFFECTING THE PROPERTY

Section 5.01 TRUSTOR’S REPRESENTATIONS AND WARRANTIES.

Trustor represents and warrants to Trustee and Beneficiary as follows:

(a) There are no leases or occupancy agreements affecting the Property except those leases and amendments listed on the rent roll delivered to Beneficiary and certified by Trustor, and Trustor has delivered or made available to Beneficiary true, correct and complete copies of all leases, including amendments (collectively, “Existing Leases”) and all guaranties and amendments of guaranties given in connection with the Existing Leases (the “Existing Guaranties”).

(b) To Trustor’s knowledge, there are no monetary defaults or material non-monetary defaults by Trustor under the Existing Leases or any Existing Guaranties. To the best of Trustor’s knowledge, there are no monetary defaults or material non-monetary defaults by any tenants under the Existing Leases or any guarantors under any such Existing Guaranties, except to the extent such default it identified in the Closing Certificate and Post Closing Agreement. The Existing Leases and the Existing Guaranties are in full force and effect.

(c) To Trustor’s knowledge, none of the tenants now occupying 10% or more of the Property or having a current lease affecting 10% or more of the Property is the subject of any bankruptcy, reorganization or insolvency proceeding or any other debtor-creditor proceeding.

(d) No Existing Leases may be amended terminated or canceled unilaterally by a tenant and no tenant may be released from its obligations, except in the event of (i) material damage to, or destruction of, the Property, (ii) condemnation, (iii) the exercise by the tenant thereunder of an express termination option set forth in the Lease, and (iv) the exercise by the tenant thereunder of an express termination right set forth in the Lease in the event of an interruption in utilities or services required to be provided by landlord under the Lease.

Section 5.02 ASSIGNMENT OF LEASES. In order to further secure payment of the Secured Indebtedness and the performance of Trustor’s obligations under the Loan Documents, Trustor absolutely, presently and unconditionally grants, assigns and transfers to Beneficiary all of Trustor’s right, title, interest and estate in, to and under (i) all of the Existing Leases and all Existing Guaranties, and (ii) all of the future leases, lease amendments, lease guaranties and amendments of lease guaranties with respect to the Property, and (iii) the Rents and Profits. Trustor acknowledges that it is permitted to collect the Rents and Profits pursuant to a revocable license unless an Event of Default occurs. The Existing Leases and the Existing Guaranties, and all future leases, lease amendments, lease guaranties and amendments of lease guaranties are collectively referred to as the “Leases”.

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Section 5.03 PERFORMANCE OF OBLIGATIONS.

(a) Trustor shall perform all material obligations which are the responsibility of Trustor under any and all Leases. If any of the acts described in this Section are done without the written consent of Beneficiary, then at the option of Beneficiary, they shall constitute a default under this Deed of Trust.

(b) Trustor agrees to furnish Beneficiary executed copies of all future Leases. Trustor shall not, without the express written consent of Beneficiary: (i) enter into or extend any Lease unless the Lease complies with the Leasing Guidelines which are attached to this Deed of Trust as Exhibit “B”, (provided that Beneficiary shall not unreasonably withhold, condition or delay its approval of new Leases), or (ii) cancel or terminate any Leases except in the case of a default under the applicable Lease unless Trustor has entered into new Leases covering all of the premises of the Leases being terminated or surrendered (provided, however, that Trustor may otherwise terminate or accept surrender of Leases which comply with the Leasing Guidelines so long as the aggregate of all premises under Leases so terminated or surrendered in accordance with this parenthetical, and which premises have not been released, does not exceed 25,000 square feet at any time), or (iii) modify or amend any Leases, or consent to any assignment or subletting with respect thereto, unless both the original Lease (and, if a modification or amendment, the Lease as modified) complies with the Leasing Guidelines, or (iv) accept payment of advance rents or security deposits in an amount in excess of one month’s rent or (v) enter into any options granting a right to purchase the Property.

(c) Any requests for Beneficiary’s approval of a Lease or Lease amendment or other matter with respect to which Beneficiary’s approval is required under 5.03(b) shall be made in writing and shall include (w) a cover letter which states at the top of the letter in bold, capitalized letters the following: “PLEASE TAKE NOTICE. THIS IS A REQUEST FOR APPROVAL OF A LEASE [OR LEASE AMENDMENT] [OR OTHER MATTER/SPECIFY] FOR THE 777 TOWER LOAN IN LOS ANGELES, CALIFORNIA. YOU HAVE TEN (10) DAYS FROM THE DATE YOU RECEIVE THIS LETTER TO REVIEW AND APPROVE THE ACCOMPANYING LEASE [OR LEASE AMENDMENT] [OR OTHER MATTER/SPECIFY]. IF YOU DO NOT RESPOND WITHIN SUCH TEN (10) DAYS, YOU MAY BE DEEMED TO HAVE APPROVED THE LEASE [OR LEASE AMENDMENT] [OR OTHER MATTER/SPECIFY]”, and (x) a copy of the proposed Lease or Lease amendment or documentation evidencing such other matter, along with such other information as may be reasonably necessary to evaluate Trustor’s request. Beneficiary shall approve or disapprove such submitted Lease or Lease amendment within ten (10) days after receipt by Beneficiary of such request and related documentation. If Beneficiary shall fail to disapprove of any such submitted Lease or Lease amendment for which Beneficiary’s approval has been requested within such ten (10) day period. Trustor shall submit a second notice in writing to Beneficiary (“Trustor’s Second Notice”) which shall include (y) a cover letter which states at the top of the letter in bold, capitalized letters the following: “PLEASE TAKE NOTICE. THIS IS THE SECOND AND FINAL REQUEST FOR APPROVAL OF A LEASE [OR LEASE AMENDMENT][OR OTHER MATTER/SPECIFY] FOR THE 777 TOWER LOAN IN LOS ANGELES, CALIFORNIA. IF YOU DO NOT RESPOND WITHIN FIVE (5) DAYS FROM THE DATE YOU RECEIVE THIS NOTICE, YOU WILL BE DEEMED TO HAVE APPROVED THE LEASE [OR LEASE AMENDMENT] [OR OTHER MATTER/SPECIFY]”, and (z) a copy of the proposed Lease or Lease amendment, or documentation evidencing such other matter, along with such other information as may be reasonably necessary to evaluate Trustor’s request. If Beneficiary shall fail to disapprove of any such submitted Lease or Lease amendment or other matter for which Beneficiary’s approval has been requested within such five (5) day period, Beneficiary shall be conclusively deemed to have approved such submitted Lease or Lease amendment or other matter, provided, however, any deemed approval of Beneficiary to a submitted Lease or Lease amendment or other matter shall be effective only if such Lease or Lease amendment or agreement reflecting such other matter is signed by both Trustor as landlord and the applicable tenant, (or, if such other matter is not the subject of such an agreement, such other matter is effected) within thirty (30) days of the date of the Trustor’s Second Notice and such Lease or Lease amendment is made, or such other matter is effected, on terms that in all material respects are the same as were contained in the Lease or Lease amendment or documentation regarding such other matter submitted with Trustor’s Second Notice. Any deemed approval of Beneficiary to a submitted Lease or Lease amendment or other matter shall not constitute Beneficiary’s consent to any provision of such submitted Lease or Lease amendment or agreement reflecting such other matter and such deemed approval shall not obligate Beneficiary to take any further action relating to such Lease or Lease amendment or other matter, including but not limited to issuing a subordination, nondisturbance and attornment agreement.

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Section 5.04 SUBORDINATE LEASES. Each Lease affecting the Property entered into on or after the date hereof, shall be absolutely subordinate to the lien of this Deed of Trust and shall also contain a provision, satisfactory to Beneficiary, to the effect that in the event of the judicial or non-judicial foreclosure of the Property, at the election of the acquiring foreclosure purchaser, the particular Lease shall not be terminated and the tenant shall attorn to the purchaser, and that if requested to do so, the tenant shall enter into a new Lease for the balance of the term upon the same terms and conditions. If Beneficiary requests, Trustor shall cause a tenant or tenants to enter into subordination and attornment agreements or nondisturbance agreement with Beneficiary on forms which have been approved by Beneficiary. If Trustor requests, Beneficiary shall enter into Beneficiary’s standard form of subordination, non-disturbance and attornment agreement with any tenant whose Lease Beneficiary has reviewed and approved in writing. (For avoidance of doubt, the immediately preceding sentence shall not apply to Leases which Beneficiary has been deemed to approve in accordance with Section 5.03 hereof.) Trustor shall pay Beneficiary’s out-of-pocket costs and expenses incurred in connection with Beneficiary’s grant of any nondisturbance agreement after the Execution Date.

Section 5.05 LEASING COMMISSIONS. Trustor covenants and agrees that all contracts and agreements relating to the Property and entered into after the Execution Date requiring the payment of leasing commissions, management fees or other similar compensation shall (i) provide that the obligation will not be enforceable against Beneficiary (except as otherwise set forth in any agreement between Beneficiary and the applicable counterparty), and (ii) be subordinate to the lien of this Deed of Trust. Beneficiary will be provided evidence of Trustor’s compliance with this Section upon request.

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Beneficiary acknowledges that certain Management and Leasing Agreement dated as of the Execution Date between Trustor and Brookfield Properties Management (CA) Inc.

ARTICLE VI

RESERVED

ARTICLE VII

CASUALTY, CONDEMNATION AND RESTORATION

Section 7.01 TRUSTOR’S REPRESENTATIONS.

Trustor represents and warrants as follows:

(a) Except as expressly approved by Beneficiary in writing, to Trustor’s knowledge, no casualty or damage to any part of the Property which would cost more than $50,000 to restore or replace has occurred which has not been fully restored or replaced.

(b) To Trustor’s knowledge, Trustor has not received notice that any part of the Property has been taken in condemnation or other similar proceeding or transferred in lieu of condemnation, nor has Trustor received notice of any proposed condemnation or other similar proceeding affecting the Property.

(c) There is no pending proceeding for the total or partial condemnation of the Property.

Section 7.02 RESTORATION.

(a) Trustor shall give to Beneficiary prompt written notice of any casualty to the Property, whether or not required to be insured against, if Trustor’s reasonable estimate of the cost of Restoration exceeds $2,000,000. The notice shall describe the nature and cause of the casualty and the extent of the damage to the Property. Trustor covenants and agrees to commence and diligently pursue to completion the Restoration.

(b) Trustor assigns to Beneficiary all Insurance Proceeds which Trustor is entitled to receive in connection with a casualty whether or not such insurance is required under this Deed of Trust. In the event of any damage to or destruction of the Property and provided (1) an Event of Default does not currently exist, and (2) Beneficiary has reasonably determined that (i) there has not been an Impairment of the Security (as defined in Subsection 7.02 (c)), and (ii) the repair, restoration and rebuilding of any portion of the Property that has been partially damaged or destroyed (the “Restoration”) can be accomplished in compliance with applicable Requirements to substantially the same condition, character and general utility as nearly as possible to that existing prior to the casualty and at least equal in value as that existing prior to the casualty, the Net Insurance Proceeds shall be applied to the cost of Restoration in accordance with the terms of this Article. In the event of any casualty with respect to which Beneficiary reasonably estimates the cost of Restoration to exceed $6,000,000 (the “Materiality Threshold”) Beneficiary shall hold and disburse the Insurance Proceeds less the actual out-of-pocket cost, if any, to Beneficiary of recovering the Insurance Proceeds including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees (the “Net Insurance Proceeds”) to the Restoration. In the event of any damage or destruction of the Property with respect to which Trustor reasonably estimates the cost of restoration to be equal to or less than the Materiality Threshold, Trustor shall be entitled to hold the Net Insurance Proceeds and apply the same to the Restoration, and any Net Insurance Proceeds remaining after completion of such Restoration shall be retained by Trustor.

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(c) For the purpose of this Article, “Impairment of the Security” shall mean any or all of the following: (i) Beneficiary determines in its reasonable discretion that the combination of rental loss insurance and the rent projected to be paid under Leases with respect to which no terminations rights are triggered by the applicable casualty or Condemnation (taking into account the applicable circumstances) will be sufficient to maintain a debt service coverage ratio of not less than 1.20 (as reasonably calculated by Beneficiary) throughout the Restoration, any applicable period of re-leasing; and/or (ii) the casualty or damage exceeds the Materiality Threshold and the time to substantially complete Restoration of the Property is reasonably estimated by Beneficiary to extend beyond the 60th day prior to maturity of the Loan.

(d) If the Net Insurance Proceeds are to be used for the Restoration in accordance with this Article, and to the extent Beneficiary is entitled to hold the Net Insurance Proceeds in accordance with the Loan Documents, Trustor shall comply with Beneficiary’s Requirements For Restoration as set forth in Section 7.04 below. Upon Trustor’s satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing, Beneficiary shall pay any remaining Restoration Funds (as defined in Section 7.04 below) then held by Beneficiary to Trustor.

(e) In the event that the conditions for Restoration set forth in this Section have not been met, Beneficiary may, at its option, apply the Net Insurance Proceeds to the reduction of the Secured Indebtedness in such order as Beneficiary may determine (and without payment of any Prepayment Fee in connection with such application of Net Insurance Proceeds). After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Trustor.

Section 7.03 CONDEMNATION.

(a) If the Property or any part of the Property is taken by reason of any condemnation or similar eminent domain proceeding, or by a grant or conveyance in lieu of condemnation or eminent domain (“Condemnation”), Beneficiary shall be entitled to all compensation, awards, damages, proceeds and payments or relief for the Condemnation (“Condemnation Proceeds”). Trustor shall give to Beneficiary prompt written notice of any written notice received by Trustor regarding any pending or threatened Condemnation action. Claims with respect to any Condemnation shall be settled in accordance with Section 3.02 hereof.

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(b) Trustor assigns to Beneficiary all Condemnation Proceeds which Trustor is entitled to receive. In the event of any Condemnation, and provided (1) an Event of Default does not currently exist, and (2) Beneficiary has determined that (i) there has not been an Impairment of the Security, and (ii) the Restoration of any portion of the Property that has not been taken can be accomplished in compliance with applicable Requirements to substantially the same condition, character and general utility as nearly as possible to that existing prior to the taking and at least equal in value as that existing prior to the taking, then Trustor shall commence and diligently pursue to completion the Restoration and the Net Condemnation Proceeds shall be applied to the cost of Restoration in accordance with the terms of this Article. In the event of any damage or destruction of the Property with respect to which Beneficiary reasonably estimates the cost of restoration to exceed the Materiality Threshold, Beneficiary shall hold and disburse the Condemnation Proceeds less the actual out-of-pocket cost, if any, to Beneficiary of recovering the Condemnation Proceeds including, without limitation, reasonable attorneys’ fees and expenses, and adjusters’ fees (the “Net Condemnation Proceeds”) to the Restoration. In the event of any damage or destruction of the Property with respect to which Beneficiary reasonably estimates the cost of restoration to be equal to or less than the Materiality Threshold, Trustor shall be entitled to hold the Net Condemnation Proceeds and apply the same to the Restoration.

(c) In the event the Net Condemnation Proceeds are to be used for the Restoration, and to the extent Beneficiary is entitled to hold the Net Condemnation Proceeds in accordance with the Loan Documents, Trustor shall comply with Beneficiary’s Requirements For Restoration as set forth in Section 7.04 below. Upon Trustor’s satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing, Beneficiary shall pay any remaining Restoration Funds (as defined in Section 7.04 below) then held by Beneficiary to Trustor.

(d) In the event that the conditions for Restoration set forth in this Section have not been met, Beneficiary may, at its option, apply the Net Condemnation Proceeds to the reduction of the Secured Indebtedness in such order as Beneficiary may determine (and without payment of any Prepayment Fee in connection with such application of Net Condemnation Proceeds). After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Trustor.

Section 7.04 REQUIREMENTS FOR RESTORATION. Unless otherwise expressly agreed in a writing signed by Beneficiary, the following are the Requirements For Restoration that are applicable for a Restoration that exceeds the Materiality Threshold:

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(a) If the Net Insurance Proceeds or Net Condemnation Proceeds are to be used for the Restoration, prior to the commencement of any Restoration work (the “Work”), Trustor shall provide Beneficiary for its review and written approval (which approval will not be unreasonably withheld, conditioned or delayed): (i) complete plans and specifications for the Work, which (A) have been approved by all required governmental authorities, (B) have been approved by an architect or other professional with expertise in the applicable area, in either case reasonably satisfactory to Beneficiary (the “Architect”) and (C) are accompanied by Architect’s signed statement of the total estimated cost of the Work (the “Approved Plans and Specifications”); (ii) to the extent Beneficiary is entitled to hold the Net Insurance Proceeds or Net Condemnation Proceeds in accordance with the Loan Documents, the amount of money which Beneficiary reasonably determines will be sufficient when added to the Net Insurance Proceeds or Net Condemnation Proceeds to pay the entire cost of the Restoration (collectively referred to as the “Restoration Funds”); (iii) evidence that the Approved Plans and Specifications and the Work are in compliance with applicable Requirements; (iv) an executed contract for construction with a contractor reasonably satisfactory to Beneficiary (the “Contractor”) in a form approved by Beneficiary in writing (which approval will not be unreasonably withheld, conditioned or delayed); and (v) a surety bond or other protection acceptable to Beneficiary in Beneficiary’s sole discretion. In the event a surety bond is provided, such bond shall be reasonably satisfactory to Beneficiary in form and amount and shall be signed by a surety reasonably acceptable to Beneficiary.

(b) Trustor shall not commence the Work, other than temporary work to protect the Property or prevent interference with business, until Trustor shall have complied with the requirements of subsection (a) of this Section 7.04. So long as there does not currently exist an Event of Default and the following conditions have been complied with or, in Beneficiary’s reasonable discretion, waived, Beneficiary shall disburse the Restoration Funds in increments to Trustor, from time to time as the Work progresses:

(i) Architect shall supervise the Work to confirm compliance in with the Approved Plans and Specifications.

(ii) Beneficiary shall disburse the Restoration Funds directly or through escrow with a title company selected by Trustor and approved by Beneficiary, upon not less than ten (10) days’ prior written notice from Trustor to Beneficiary and Trustor’s delivery to Beneficiary of (A) Trustor’s written request for payment (a “Request for Payment”) accompanied by a certificate by Architect in a form reasonably satisfactory to Beneficiary which states that (a) all of the Work completed to that date has been completed in substantial compliance with the Approved Plans and Specifications and in accordance with applicable Requirements, (b) the amount requested has been paid or is then due and payable and is properly a part of the cost of the Work, and (c) when added to all sums previously paid by Beneficiary, the requested amount does not exceed the value of the Work completed to the date of such certificate; and (B) evidence reasonably satisfactory to Beneficiary that the balance of the Restoration Funds remaining after making the payments shall be sufficient to pay the balance of the cost of the Work. Each Request for Payment shall be accompanied by (x) waivers of liens covering that part of the Work previously paid for (except where no lien right exists because of the nature of the work), if any (y) a title search or by other evidence reasonably satisfactory to Beneficiary that no mechanic’s or materialmen’s liens or other similar liens for labor or materials supplied in connection with the Work have been filed against the Property and not discharged of record unless the same are being contested in compliance with Section 2.10 hereof, and (z) an endorsement to Beneficiary’s title policy insuring that no encumbrance exists on or affects the Property other than the Permitted Encumbrances.

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(iii) The final Request for Payment shall be accompanied by (i) a final certificate of occupancy (or a temporary certificate of occupancy if all conditions thereto are satisfactory to Beneficiary in its reasonable discretion) or other evidence of approval of appropriate governmental authorities for the use and occupancy of the Improvements, (ii) evidence that the Restoration has been completed in accordance with the Approved Plans and Specifications and applicable Requirements, (iii) evidence that the costs of the Restoration have been paid in full, and (iv) evidence that no mechanic’s or similar liens for labor or material supplied in connection with the Restoration are outstanding against the Property (or, if they are, that the same have are being contested in compliance with Section 2.10 hereof), including final waivers of liens covering all of the Work (except for those liens being contested in compliance with Section 2.10 hereof) and an endorsement to Beneficiary’s title policy insuring that no encumbrance exists on or affects the Property other than the Permitted Encumbrances.

(c) If (i) within ninety (90) days after days after the occurrence of any damage, destruction or condemnation, with respect to which Beneficiary reasonably estimates the cost of Restoration to exceed the Materiality Threshold, Trustor fails to submit to Beneficiary and receive Beneficiary’s approval of plans and specifications or fails to deposit with Beneficiary the additional amount necessary to accomplish the Restoration as provided in subparagraph (a) above (provided that if Trustor is unable to submit the plans and specification within such 90 day period, Trustor shall have such period of time as is reasonably required to provide the same, so long as Trustor has promptly commenced and pursues with diligence the completion and delivery of such plans and specifications), or (ii) after such plans and specifications are approved by all such governmental authorities and Beneficiary, Trustor fails to commence promptly or diligently continue to completion the Restoration, or (iii) unless the same is being contested in compliance with Section 2.10 hereof, Trustor becomes delinquent in payment to mechanics, materialmen or others for the costs incurred in connection with the Restoration for any reason other than Beneficiary’s failure to disburse Net Proceeds in accordance with this Agreement or (iv) there exists an Event of Default, then, in addition to all of the rights herein set forth and after ten (10) days’ written notice of the non-fulfillment of one or more of these conditions, Beneficiary may apply the Restoration Funds to reduce the Secured Indebtedness in such order as Beneficiary may determine, and at Beneficiary’s option and in its sole discretion, Beneficiary may declare the Secured Indebtedness immediately due and payable together with the Prepayment Fee (as defined in the Note).

ARTICLE VIII

REPRESENTATIONS OF TRUSTOR

Section 8.01 ERISA. Trustor hereby represents, warrants and agrees that: (i) it is acting on its own behalf and that it is not an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title 1 of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as a “Plan”); (ii) Trustor’s assets do not constitute “plan assets” of one or more such Plans within the meaning of Department of Labor Regulation Section 2510.3-101; and (iii) it will not be reconstituted as a Plan or as an entity whose assets constitute “plan assets”.

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Section 8.02 NON-RELATIONSHIP. Trustor represents and warrants that neither Trustor nor any partner, director, member or officer of Trustor nor, to Trustor’s knowledge, any person who is a Trustor’s Constituent (as defined in Section 8.03) other than any holder of shares publicly traded on a national exchange is (i) a director or officer of Metropolitan Life Insurance Company (“MetLife”), (ii) a parent, son or daughter of a director or officer of MetLife, or a descendent of any of them, (iii) a stepparent, adopted child, stepson or stepdaughter of a director or officer of MetLife, or (iv) a spouse of a director or officer of MetLife.

Section 8.03 NO ADVERSE CHANGE.

Trustor represents and warrants that:

(a) There has been no material adverse change from the conditions shown in the letter agreement submitted for the Loan by Trustor (“Application”) or in the materials submitted in connection with the Application in the credit rating or financial condition of Trustor or any of Trustor’s Constituents (as defined in Section 8.03(b) below), provided that this representation is not made with respect to Persons: (i) who are Trustor’s Constituents only because they are holders of publicly traded shares or direct or indirect interests in Liable Party, or (ii) are Persons which are not controlling, controlled by or under common control with BOP (those Persons described in clauses (i) and (ii) collectively, the “Excluded Constituents”). The information and statements contained in the Application are true and correct in all material respects.

(b) Trustor has delivered to Beneficiary true and correct copies of all Trustor’s organizational documents, and except as expressly approved by Beneficiary in writing, there have been no changes in the partners, shareholders or members of Trustor or any other person or entity having any direct or indirect interest in Trustor, irrespective of the number of tiers of ownership, since the date executed versions of such organizational documents were delivered to Beneficiary (such partners, shareholders, members and other persons and entities, “Trustor’s Constituents”). The foregoing representation expressly excludes any transfers of publicly traded shares which are traded on a national exchange and any transfers with respect to holders of direct or indirect interests in Liable Party which interest holders are not controlling, controlled by or under common control with BOP. The foregoing representation is made only as of the date hereof, and as of any other date on which the Loan Documents expressly require Trustor to remake the representations and warranties set forth in the Loan Documents, (provided that Trustor may update such deliveries if required to renew such representation after the Execution Date).

(c) Neither Trustor, nor to the Trustor’s knowledge any of the Trustor’s Constituents is involved in any bankruptcy, reorganization, insolvency, dissolution or liquidation proceeding, and to the best knowledge of Trustor, no such proceeding is contemplated or threatened (provided that this representation is not made with respect to Excluded Constituents).

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(d) Trustor has received reasonably equivalent value for the granting of this Deed of Trust.

(e) Neither Trustor nor, to the Trustor’s knowledge, any of Trustor’s Constituents (other than Excluded Constituents) has been convicted of, or been indicted for a felony criminal offense.

(f) Neither Trustor nor any of Trustor’s Constituents is in default under any mortgage, deed of trust, note, loan or credit agreement which such default would materially adversely affect Trustor’s ability to perform its obligations under the Loan Documents.

(g) Neither Trustor nor any of Trustor’s Constituents is involved in any litigation, arbitration, or other proceeding or governmental investigation pending which if determined adversely would materially adversely affect Trustor’s ability to perform its obligations under the Loan Documents.

Section 8.04 FOREIGN INVESTOR. Except for the fact that BOP (as defined in Article X) and BOP Management Holdings Inc. are Canadian corporations, Trustor represents and warrants that: (i) neither Trustor nor any direct partner, member or stockholder of Trustor, and no holder of any direct legal or beneficial interest in Trustor is or will be held, by, a “foreign person” within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended, and (ii) no holder of any legal or beneficial interest in a partner, member or stockholder of Trustor is or will be held, directly or indirectly by, a “foreign person” within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended, provided that the representations and covenants in this clause (ii) shall not apply to Excluded Constituents.

Section 8.05 USA PATRIOT ACT. Trustor represents and warrants that neither Trustor nor any partner, member or stockholder of Trustor is, and no legal or beneficial interest in a partner, member or stockholder of Trustor is or will be held, directly or indirectly, by a person or entity that appears on a list of individuals and/or entities for which transactions are prohibited by the US Treasury Office of Foreign Assets Control or any similar list maintained by any other governmental authority, with respect to which entering into transactions with such person or entity would violate the USA Patriot Act or regulations or any Presidential Executive Order or any other similar applicable law, ordinance, order, rule or regulation. Trustor’s representations under this Section 8.05 shall not be applicable to Persons holding only shares which are publicly traded on a national exchange, or any Excluded Constituents which directly or indirectly own less than 25% of the ownership interests in Trustor and do not control Trustor’s investment decisions.

Section 8.06 EVIDENCE OF COMPLIANCE. Upon request, Trustor shall deliver to Beneficiary evidence of compliance with the foregoing representations and warranties satisfactory to Beneficiary in its reasonable discretion.

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ARTICLE IX

EXCULPATION AND LIABILITY

Section 9.01 LIABILITY OF TRUSTOR.

The provisions of Section 11 of the Note are hereby incorporated herein.

ARTICLE X

CHANGE IN OWNERSHIP, CONVEYANCE OF PROPERTY

Section 10.01 CONVEYANCE OF PROPERTY, CHANGE IN OWNERSHIP AND COMPOSITION.

(a) Trustor shall not cause or permit, directly or indirectly: (i) the Property or any interest in the Property or Trustor, to be conveyed, transferred, assigned, encumbered, sold or otherwise disposed of; or (ii) any transfer, assignment or conveyance of any interest in Trustor or in the partners, or stockholders, or members or beneficiaries of, Trustor or of any of Trustor’s Constituents or (iii) any merger, reorganization, dissolution or other change in the ownership structure of Trustor or any of the general partners or members of Trustor, including, without limitation, any conversion of Trustor or any general partner or member of Trustor to a limited partnership, a limited liability partnership or a limited liability company (collectively, a “Transfer” or “Transfers”).

(b) The prohibitions on transfer shall not be applicable to:

(i) (a) Transfers of ownership as a result of the death, or in connection with estate planning, of a natural person to a spouse, son or daughter or descendant of either, or to a stepson or stepdaughter or descendant of either, provided that in all cases the BOP Ownership and Control Criteria (each as defined below) shall be satisfied, (b) granting of leasehold estates pursuant to Leases executed in accordance with the Loan Documents, (c) dispositions of obsolete Personal Property that is replaced with property of substantially equivalent value and utility and (iv) encumbrances resulting from mechanic’s or materialmen’s liens (provided, however, that the foregoing in no way limit Trustor’s obligations with regard to such liens under the terms of the Loan Documents, including, without limitation, under Section 2.09 hereof).

(ii) Provided that no Event of Default otherwise exists under the Loan Documents, the Guaranty or the Unsecured Indemnity Agreement at the time of such Transfer, Transfers of direct ownership interests in Trustor or its single-asset ancestors (an “ancestor” being any entity holding any direct or indirect interest in Trustor) in which Brookfield DTLA Fund Properties II LLC, a Delaware limited liability company (“New Op”) owns a direct or indirect interest (or if applicable, below the nearest-tier multi-asset ancestor of Trustor) to third parties or affiliates of Trustor, in one or more transactions, so long as after giving effect to the Transfers (a) the BOP Ownership and Control Criteria shall be satisfied, and (b) New Op (or such nearest multi-asset ancestor of Trustor) will own at least 51 % of the direct and indirect interests in Trustor.

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(iii) Transfers of direct or indirect ownership interests in Liable Party or in Trustor, in one or more transactions, so long as after giving effect to the Transfers (a) the BOP Ownership and Control Criteria shall be satisfied, and (b) if the interest Transferred is a direct ownership interest in Trustor or any of its single-asset ancestors below New Op (or if applicable, below the nearest-tier multi-asset ancestor of Trustor), then the requirements of 10.01(b)(ii) above shall be satisfied.

(iv) The issuance, exchange, redemption or other Transfer of common, preferred or other beneficial ownership interests in BOP, whether through the New York Stock Exchange, the NASDAQ national market, or other national or international exchange or otherwise.

Each of the Transfers permitted pursuant to this Section 10.01(b) above shall further be subject to the following conditions: (a) after giving effect to the Transfer, the entity that comprises the Trustor shall continue to be able to make the representations and warranties set forth in Article 8 of this Deed of Trust, and Trustor shall furnish to Beneficiary such information as Beneficiary reasonably requests in order for Beneficiary to conduct due diligence, satisfactory to Beneficiary, with respect to Trustor’s continued compliance with the USA Patriot Act and other similar restrictions imposed by the US Treasury Office of Foreign Assets Control or by other similar applicable law, ordinance, order, rule or regulation of any other governmental authority, (b) Trustor shall pay all actual out-of-pocket costs and expenses incurred by Beneficiary in connection with the Transfer, including reasonable attorneys’ fees and costs, and (c) with respect to any Transfer pursuant to 10.01 (b)(ii), MetLife receives written notice thereof not later than thirty (30) days after to such transfer (the foregoing conditions in clauses (a) through (c), inclusive, shall constitute and be referred to collectively as the “General Transfer Requirements”). Any Transfer pursuant to and in accordance with this Section 10.01(b) will not relieve Trustor of its obligations under the Note or any other Loan Documents or the Unsecured Indemnity Agreement, or Liable Party of their obligations under the Unsecured Indemnity Agreement, the Guaranty, or under the Loan Documents to the extent applicable.

(c) As of the date hereof, the BOP Ownership and Control Criteria are satisfied, and, notwithstanding anything to the contrary herein or in any other Loan Document, the Unsecured Indemnity Agreement or the Guaranty, the BOP Ownership and Control Criteria shall at all times remain satisfied until the Loan has been fully and indefeasibly repaid.

(d) Certain Definitions:

“BOP” means Brookfield Office Properties Inc., a Canadian corporation.

“BOP Ownership and Control Criteria” will be deemed satisfied only if (i) BOP owns such entity interests as are sufficient to confer and maintain Structural Control of Liable Party, and BOP possesses Specially Defined Control and Structural Control of Liable Party, and (ii) Liable Party owns such entity interests as are sufficient to confer and maintain Structural Control of Trustor, and Liable Party possesses Specially Defined Control and Structural Control of Trustor.

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“Person” means any person or entity.

“Specially Defined Control” means, as to any Person (the “Subject Person”), the possession by another Person (the “Controlling Person”) of the legal right and ability, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise (including, if such offices confer such rights, by being a managing member, general partner, officer or director of the Subject Person) to both (A) direct or cause the direction of the management, policies, business and affairs of the Subject Person, and (B) conduct (or cause the conduct of) the day to day business operations of the Subject Person, in each case, if applicable, subject to the rights of third-party investors to approve or consent to major decisions customarily required by institutional investors, so long as such consent or approval rights do not prevent BOP from continuing to maintain and operate the property in the manner maintained and operated prior to the Transfer in which such consent or approval rights were acquired.

“Structural Control” means that the Controlling Person in question has ownership and control of voting securities or contract rights sufficient to maintain Specially Defined Control over the Subject Person, and that such Controlling Person cannot be removed or otherwise lose such ownership or control by the actions of one or more of the other holders of voting securities and applicable contract rights, other than removal for bad faith actions or bad faith omissions of such Controlling Person.

Section 10.02 PROHIBITION ON SUBORDINATE FINANCING. Trustor shall not incur or permit the incurring of (a) any financing in addition to the Loan (other than Permitted Equipment Financing) that is secured by a lien, security interest or other encumbrance of any part of the Property or (b) any pledge or encumbrance of a partnership, member, shareholder or beneficial interest or other direct or indirect interest which Liable Party or any subsidiary thereof holds in Trustor (collectively “Secondary Financing”). Notwithstanding the foregoing, pledges of indirect interests in Trustor shall not be prohibited if (i) a foreclosure, enforcement or other realization of such pledge would not violate the provisions of Section 10.01 hereof, and (ii) such pledge is not a pledge of a direct interest in Trustor or of Trustor’s direct member or members.

Section 10.03 RESTRICTIONS ON ADDITIONAL OBLIGATIONS. During the term of the Loan, Trustor shall not, without the prior written consent of Beneficiary, become liable with respect to any indebtedness or other obligation except for (i) the Loan, (ii) Leases existing as of the Execution Date or entered into in the ordinary course of owning and operating the Property for the Use and in accordance with Article V hereof (including tenant improvement allowances and tenant improvements with respect thereto), (iii) other liabilities incurred in the ordinary course of owning and operating the Property for the Use, including trade payables incurred in the ordinary course of business of owning and operating the Property (provided that such indebtedness is paid within 90 days of when due) and taxes not yet due and payable, but excluding any loans or borrowings, (iv) liabilities or indebtedness disclosed in writing to and approved by Beneficiary on or before the Execution Date, and (v) any other single item of indebtedness or liability (including equipment financing or capital leasing) which does not exceed $250,000 or, when aggregated with other items or indebtedness or liability (including equipment financing and capital leasing, does not exceed $500,000 (the equipment financing and capital leasing permitted pursuant to this clause (v) may be referred to as “Permitted Equipment Financing”, and the matters described in the foregoing clauses (i) through and including (v), collectively, the “Permitted Obligations”).

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Section 10.04 STATEMENTS REGARDING OWNERSHIP.

(a) Trustor agrees to submit or cause to be submitted to Beneficiary within thirty (30) days after December 31 of each calendar year during the term of this Deed of Trust and ten (10) days after any written request by Beneficiary (but not more often than twice in any twelve month period), a certificate prepared by counsel and signed by Trustor stating that the BOP Ownership and Control Criteria are satisfied (or if not, stating that they are not), and briefly stating the material facts as to each entity in the chain of ownership between BOP and Trustor that are relevant to such conclusion. The level of detail in such certificate shall be substantially similar to the detail in the certificate with respect to the foregoing accepted by Beneficiary in connection with the closing of the Loan.

(b) Within ten (10) days after any written request by Beneficiary, Trustor shall, subject to any limitations imposed by Subsection 10.04(d), provide to Beneficiary organizational documents for any of Trustor’s Constituents, to the extent Beneficiary reasonably determines that such organizational documents are required to comply with law or to verify compliance with law (including, without limitation, the U.S. Patriot Act and limitations and requirements imposed by the U.S. Treasury Office of Foreign Assets Control).

(c) Further, within ten (10) days after any written request by Beneficiary, Trustor shall, subject to any limitations imposed by Subsection 10.04(d), provide to Beneficiary organizational documents for any of Trustor’s Constituents if: (i) the certificate described in this Section 10.04 is not delivered as and when required hereunder, or (ii) upon review of such certificate, Beneficiary has reasonable questions regarding the ownership and control of Trustor or Liable Party, and such organizational documents are reasonably required to verify that no Transfer or change in control has occurred in violation of this Deed of Trust; provided that in connection with the foregoing, so long as BOP retains Specially Defined Control of Trustor and Liable Party, Beneficiary shall not be entitled to receive organizational documents for any of Trustor’s Constituents which are not affiliates of BOP (and for purposes hereof “affiliates” shall include any entities in which BOP directly or indirectly owns an equity interest or a non-equity managing interest).

(d) In providing organizational documents as may be required under Subsection 10.04(b) and (c) hereof, Trustor shall be entitled to redact such organizational documents as necessary to protect Trustor’s (and Trustor’s Constituents’) confidential information, so long as Beneficiary’s objectives as described in this Section 10.04 herein can, as determined by Beneficiary in Beneficiary’s reasonable discretion, be satisfied by the documents in the form delivered. Furthermore, in the event such documents are provided in accordance with 10.04(c), Trustor shall be required only to provide: (i) all provisions establishing control of the entity (including definitions for any defined terms used therein), and (ii) a certificate from Trustor in favor of Lender confirming that all provisions governing control of applicable entity have been provided.

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ARTICLE XI

DEFAULTS AND REMEDIES

Section 11.01 EVENTS OF DEFAULT. Any of the following shall be deemed to be a material breach of Trustor’s covenants in this Deed of Trust and shall constitute a default (“Event of Default”):

(a) The failure of Trustor to pay any installment of principal, interest or principal and interest, any required escrow deposit or any other sum required to be paid under any Loan Document, whether to Beneficiary or otherwise, within seven (7) days of the due date of such payment; or

(b) Except as otherwise set forth in this Section 11.01, the failure of Trustor to perform or observe any other term, provision, covenant, condition or agreement under any Loan Document or the Indemnity Agreement, or the failure of Guarantor to perform or observe any term, provision, covenant, condition or agreement under the Guaranty, within (i) the cure period specified therefor in such document, or, (ii) if no such cure period is specified then for a period of more than thirty (30) days after receipt of notice of such failure, however, if such failure is incapable of being cured within such thirty (30) days, Trustor shall have such period of time as is reasonably required to cure (but not to exceed a total of ninety (90) days), so long as (A) cure is commenced with such thirty (30) day period, (B) Trustor continues to diligently pursue such cure in good faith and (C) Beneficiary’s security for the Loan is not, in the reasonable judgment of Beneficiary, impaired as a result of the existence of such failure); or

(c) The filing by Trustor or Liable Party (an “Insolvent Entity”) of a voluntary petition or application for relief in bankruptcy, the filing against an Insolvent Entity of an involuntary petition or application for relief in bankruptcy which is not dismissed within ninety (90) days, or an Insolvent Entity’s adjudication as a bankrupt or insolvent, or the filing by an Insolvent Entity of any petition, application for relief or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law, code or regulation relating to bankruptcy, insolvency or other relief for debtors, or an Insolvent Entity’s seeking or consenting to or acquiescing in the appointment of any trustee, custodian, conservator, receiver or liquidator of an Insolvent Entity or of all or any substantial part of the Property or of any or all of the Rents and Profits, or the making by an Insolvent Entity of any general assignment for the benefit of creditors, or the admission in writing by an Insolvent Entity of its inability to pay its debts generally as they become due; or

(d) If any warranty, representation, certification, financial statement or other information made or furnished at any time pursuant to the terms of the Loan Documents or the Indemnity Agreement or the Guaranty by Trustor or Liable Party shall be materially false or misleading; or

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(e) If Trustor shall suffer or permit the Property, or any part of the Property, to be used in a manner that is reasonably likely to (1) impair Trustor’s title to the Property, (2) create rights of adverse use or possession, or (3) constitute an implied dedication of any part of the Property; or

(f) [Reserved]; or

(g) If Trustor or Liable Party shall default under Sections 4 or 6 of the Indemnity Agreement, which default is not cured within 10 Business Days after receipt of notice of such default; or

(h) If any breach or default shall occur under Section 2.09, Section 10.01, Section 10.02 or Article XV; or

(i) If Trustor shall default under the REA, which default results in a temporary or permanent reduction in parking spaces allocated to the Property under the REA; or

(j) If Trustor executes any modification or amendment to the REA without Beneficiary’s prior written consent;

(k) If Trustor shall, without Beneficiary’s prior written consent: (i) vote to materially alter the Parking Structure in a manner which materially and adversely affects the parking available to the Property (provided that loss of even one parking space shall be deemed a material adverse effect if it results in the failure of the Property to comply with Requirements), or (ii) vote not to rebuild such Parking Structure following a casualty or condemnation.

“Parking Structure” means the parking structure which rests on Lot 4 and extends through Lot 5, Lot 6, Lot 7 and Lot 8 (and may be expanded to Lot 9), in each case designated as such on Tract Map 32622 recorded in the Official Records in Book 1098 pages 83 through 86 of maps.

If more than one of the foregoing paragraphs shall describe the same condition or event, then Beneficiary shall have the right to select which paragraph or paragraphs shall apply. In any such case, Beneficiary shall have the right (but not the obligation) to designate the paragraph or paragraphs which provide for no notice or for a shorter time to cure (or for no time to cure).

Section 11.02 REMEDIES UPON DEFAULT. At any time during which an Event of Default exists, the Secured Indebtedness shall, at the option of Beneficiary, become immediately due and payable, without further notice or demand, and Beneficiary may suspend any or all performance required of Beneficiary under the Loan Documents and undertake any one or more of the following remedies:

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(a) Foreclosure. Institute a foreclosure action in accordance with the law of the State, or take any other action as may be allowed, at law or in equity, for the enforcement of the Loan Documents and realization on the Property or any other security afforded by the Loan Documents. In the case of a judicial proceeding, Beneficiary may proceed to final judgment and execution for the amount of the Secured Indebtedness owed as of the date of the judgment, together with all costs of suit, reasonable attorneys’ fees and interest on the judgment at the maximum rate permitted by law from the date of the judgment until paid. If Beneficiary is the purchaser at the foreclosure sale of the Property, the foreclosure sale price shall be applied against the total amount due Beneficiary; and/or

(b) Power of Sale. Institute a non-judicial foreclosure proceeding in compliance with applicable law in effect on the date foreclosure is commenced for the Trustee to sell the Property either as a whole or in separate parcels as Beneficiary may determine at public sale or sales to the highest bidder for cash, in order to pay the Secured Indebtedness. If the Property is sold as separate parcels, Beneficiary may direct the order in which the parcels are sold. Trustee shall deliver to the purchaser a Trustee’s deed or deeds without covenant or warranty, express or implied. Trustee may postpone the sale of all or any portion of the Property by public announcement at the time and place of sale, and from time to time may further postpone the sale by public announcement in accordance with applicable law; and/or

(c) Entry. Enter into possession of the Property, lease the Improvements, collect all Rents and Profits and, after deducting all costs of collection and administration expenses, apply the remaining Rents and Profits in such order and amounts as Beneficiary, in Beneficiary’s sole discretion, may elect to the payment of Impositions, operating costs, costs of maintenance, restoration and repairs, Premiums and other charges, including, but not limited to, costs of leasing the Property and fees and costs of counsel and receivers, and in reduction of the Secured Indebtedness; and/or

(d) Receivership. Have a receiver appointed to enter into possession of the Property, lease the Property, collect the Rents and Profits and apply them as the appropriate court may direct. Beneficiary shall be entitled to the appointment of a receiver without the necessity of proving either the inadequacy of the security or the insolvency of Trustor or Liable Party. Trustor and Liable Party shall be deemed to have consented to the appointment of the receiver. The collection or receipt of any of the Rents and Profits by Beneficiary or any receiver shall not affect or cure any Event of Default. Beneficiary’s rights hereunder include its rights under California Code of Civil Procedure Section 564, as such Section may be amended from time to time; and/or

(e) Action for Breach of Contract. In accordance with California Code of Civil Procedure Section 736, as such Section may be amended from time to time, Beneficiary may bring an action for breach of contract against Trustor for breach of any “environmental provision” (as such term is defined in such Section) made by Trustor herein or in any other Loan Document, for the recovery of damages and/or for the enforcement of the environmental provision; and/or

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(f) Waiver of Security. In accordance with California Code of Civil Procedure Section 726.5, as such Section may be amended from time to time, Beneficiary may waive the security of this Deed of Trust as to any parcel of Real Property that is “environmentally impaired” or is an “affected parcel” (as such terms are defined in such Section), and as to any Personal Property attached to such parcel, and thereafter exercise against Trustor, to the extent permitted by such Section 726.5, the rights and remedies of an unsecured creditor, including reduction of Beneficiary’s claim against Trustor to judgment, and any other rights and remedies permitted by law. Trustor and Beneficiary acknowledge that pursuant to California Code of Civil Procedure Section 726.5, Beneficiary’s rights under this Section 11.02 are limited to instances in which Trustor or any affiliate, agent, co-tenant, partner or joint venturer of Trustor either (i) caused, contributed to, permitted or acquiesced in the release (as defined in such Section 726.5) or threatened release of Hazardous Materials, or (ii) had actual knowledge or notice of such release or threatened release prior to the execution and delivery of this Deed of Trust and failed to disclose such release or threatened release to Beneficiary in writing after Beneficiary’s written request for information concerning the environmental condition of the Property, unless Beneficiary otherwise obtained actual knowledge of such release or threatened release prior to the execution and delivery of this Deed of Trust.

In the event Beneficiary elects, in accordance with California Code of Civil Procedure Section 726.5, to waive all or part of the security of this Deed of Trust and proceed against Trustor on an unsecured basis, the valuation of the Real Property, the determination of the environmentally impaired status of such security and any cause of action for a money judgment shall, at the request of Beneficiary, be referred to a referee in accordance with California Code of Civil Procedure Sections 638 et seq. Such referee shall be an M.A.I. appraiser selected by Beneficiary and approved by Trustor, which approval shall not be unreasonably withheld or delayed. The decision of such referee shall be binding upon both Trustor and Beneficiary, and judgment upon the award rendered by such referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645. Trustor shall pay all reasonable costs and expenses incurred by Beneficiary in connection with any proceeding under California Code of Civil Procedure Section 726.5, as such Section may be amended from time to time.

Section 11.03 APPLICATION OF PROCEEDS OF SALE. In the event of a sale of the Property pursuant to Section 11.02 of this Deed of Trust, to the extent permitted by law, the Beneficiary shall determine in its sole discretion the order in which the proceeds from the sale shall be applied to the payment of the Secured Indebtedness, including without limitation, the expenses of the sale and of all proceedings in connection with the sale, including reasonable attorneys’ fees and expenses; Impositions, Premiums, liens, and other charges and expenses; the outstanding principal balance of the Secured Indebtedness; any accrued interest; any Prepayment Fee; and any other amounts owed under any of the Loan Documents.

Section 11.04 WAIVER OF JURY TRIAL. To the fullest extent permitted by law, Trustor and Beneficiary HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY in any action, proceeding and/or hearing on any matter whatsoever arising out of, or in any way connected with, the Note, this Deed of Trust or any of the Loan Documents, or the enforcement of any remedy under any law, statute, or regulation. Neither party will seek to consolidate any such action in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived. Each party has received the advice of counsel with respect to this waiver.

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Section 11.05 BENEFICIARY’S RIGHT TO PERFORM TRUSTOR’S OBLIGATIONS. Trustor agrees that, if Trustor fails to timely perform any act or to pay any money which Trustor is required to perform or pay under the Loan Documents (following the expiration of any applicable notice or grace period provided therein), Beneficiary may make the payment or perform the act at the cost and expense of Trustor and in Trustor’s name or in its own name. Beneficiary shall use commercially reasonable efforts to deliver to Trustor notice of such payment or performance by Beneficiary concurrently therewith, provided that Beneficiary’s failure to deliver such notice shall not constitute a default hereunder. Any money paid by Beneficiary under this Section 11.05 shall be reimbursed to Beneficiary in accordance with Section 11.06.

Section 11.06 BENEFICIARY REIMBURSEMENT. All payments made, or funds expended or advanced by Beneficiary pursuant to the provisions of any Loan Document, shall (1) become a part of the Secured Indebtedness, (2) bear interest at the Interest Rate or the Default Rate (as defined in the Note, and as then applicable thereunder) from the date such payments are made or funds expended or advanced, (3) become due and payable by Trustor upon demand by Beneficiary. Trustor shall reimburse Beneficiary within ten (10) days after receipt of written demand for such amounts.

Section 11.07 FEES AND EXPENSES. Trustor shall pay or, if Trustor fails to pay, reimburse Beneficiary upon receipt of notice from Beneficiary, for all actual out of pocket costs and expenses (including actual out of pocket attorneys’ fees and disbursements) incurred by Beneficiary or Trustor in connection with : (i) Trustor’s ongoing performance of and compliance with Trustor’s agreements and covenants contained in this Deed of Trust and the other Loan Documents on its part to be performed or complied with, including, without limitation, confirming compliance with environmental and insurance requirements, or otherwise attributable or chargeable to Trustor as owner of the Property, but only to the extent such costs and expenses arise in connection with Specified Activities; (ii) Beneficiary’s ongoing performance of and compliance with all agreements and covenants contained in this Deed of Trust and the other Loan Documents on its part to be performed or complied with, but only to the extent such costs and expenses arise in connection with Specified Activities; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Deed of Trust and the other Loan Documents and any other documents or matters requested by Trustor; (iv) the filing and recording fees and expenses, UCC search fees, escrow fees, abstract fees, title insurance premiums and fees and reasonable fees and expenses of counsel for providing to Beneficiary all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens in favor of Beneficiary pursuant to this Deed of Trust and the other Loan Documents; (v) the granting, preparation, negotiation, closing and consummation of the transactions contemplated hereunder or under the other Loan Documents, including, without limitation, the preparation, negotiation, delivery and execution of this Deed of Trust and the other Loan Documents; (vi) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation or otherwise, in each case against, under or affecting Trustor, this Deed of Trust, the other Loan Documents or the Property; and (vii) in response to or as a consequence of any default or Event of Default under the Loan Documents, including without limitation any such costs and expenses incurred in enforcing any obligations of or collecting any payments due from Trustor under this Deed of Trust, the other Loan Documents or with respect to the Property. If Beneficiary becomes a party (by intervention or otherwise) to any action or proceeding affecting, directly or indirectly, Trustor, the Property or the title thereto or Beneficiary’s interest under this Deed of Trust, or employs an attorney to collect any of the Secured Indebtedness or to enforce performance of the obligations, covenants and agreements of the Loan Documents, Trustor shall reimburse Beneficiary in accordance with Section 11.06 for all actual out-of-pocket expenses, costs and charges incurred by Beneficiary (including, without limitation, the fees and expenses of experts and consultants and reasonable attorneys’ fees), whether or not suit is commenced. “Specified Activities” means : (1) Trustor’s request for any approval or any other request from Trustor under the Loan Documents, (2) the holding or distribution of funds in connection with a casualty or condemnation or any escrows required under the Loan Documents (including any requirements applicable thereto), (3) evaluation of Transfers or other events described in Article X which have occurred or are proposed, (4) prepayment of the Loan, in whole or in part, and/or (5) exercise of the Extension Options, under and as defined in the Note.

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Section 11.08 WAIVER OF CONSEQUENTIAL DAMAGES. Trustor covenants and agrees that in no event shall Beneficiary be liable for consequential damages, and to the fullest extent permitted by law, Trustor expressly waives all existing and future claims that it may have against Beneficiary for consequential damages.

Section 11.09 INDEMNIFICATION OF TRUSTEE. Except for gross negligence and willful misconduct, Trustee shall not be liable for any act or omission or error of judgment. Trustee may rely on any document believed by it in good faith to be genuine. All money received by Trustee shall be held in trust, but need not be segregated (except to the extent required by law), until used or applied as provided in this Deed of Trust. Trustee shall not be liable for interest on the money. Trustor shall protect, indemnify and hold harmless Trustee against all liability and expenses which Trustee may incur in the performance of its duties, excluding those attributable to Beneficiary’s gross negligence or willful misconduct.

Section 11.10 ACTIONS BY TRUSTEE. At any time, upon written request of Beneficiary and presentation of this Deed of Trust and the Note for endorsement, and without affecting the personal liability of any entity or Liable Party for payment of the Secured Indebtedness (on the terms set forth in the Guaranty) or the effect of this Deed of Trust upon the remainder of the Property, Trustee may take such actions as Beneficiary may request which are permitted by this Deed of Trust or by applicable law.

Section 11.11 SUBSTITUTION OF TRUSTEE. Beneficiary has the power and shall be entitled, at any time and from time to time, to remove Trustee or any successor trustee and to appoint another trustee in the place of Trustee or an successor trustee, by an instrument recorded in the Official Records of the county or counties where the Property is located. The recorded instrument shall be conclusive proof of the proper substitution and appointment of the successor Trustee without the necessity of any conveyance from the predecessor Trustee.

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Section 11.12 DURATION OF EVENTS OF DEFAULT. If any Event of Default shall occur (irrespective of whether or not the same consists of an ongoing condition, a one-time occurrence, or otherwise), the same shall be deemed to continue at all times thereafter; provided, however, that such Event of Default shall cease to continue only if Beneficiary shall accept performance of the defaulted obligation or shall execute and deliver a written agreement in which Beneficiary expressly states that such Event of Default has ceased to continue. Trustor shall have no right to cure any Event of Default, and Beneficiary shall not be obligated under any circumstances whatsoever to accept such cure or performance or to execute and deliver any such writing. Without limitation, this Section shall govern in any case where reference is made in the Loan Documents, the Guaranty and/or the Unsecured Indemnity Agreements to (i) any “cure” (whether by use of such word or otherwise) of any Event of Default, (ii) “during an Event of Default,” “the continuance of an Event of Default” or “after an Event of Default has ceased” (in each case, whether by use of such words or otherwise), or (iii) any condition or event which continues beyond the time when the same becomes an Event of Default. Notwithstanding the foregoing, to the extent that an Event of Default exists by reason of a breach in payment of principal, interest, Impositions, Premiums, or advances that Trustor shall have the right to cure as expressly provided in California Civil Code Section 2924c(a)(1), and if Trustor shall cure said breach in accordance with the requirements of said statute, then such Event of Default as to said breach shall be deemed cured and shall cease to continue hereunder.

ARTICLE XII

TRUSTOR AGREEMENTS AND FURTHER ASSURANCES

Section 12.01 PARTICIPATION AND SALE OF LOAN.

(a) Beneficiary may, sell, transfer or assign all or any portion of its interest or one or more participation interests in the Loan and the Loan Documents at any time and from time to time, including, without limitation, its rights and obligations as servicer of the Loan. Beneficiary may issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, including depositing the Loan Documents with a trust that may issue securities (any of the securities referred to in this sentence maybe referred to as the (“Securities”). Beneficiary may forward to each purchaser, transferee, assignee, servicer, participant, investor in such Securities (collectively, the “Investor”) or any Rating Agency rating such Securities and each prospective Investor, all documents and information which Beneficiary now has or may hereafter acquire relating to the Secured Indebtedness and to Trustor or any Liable Party and the Property, whether furnished by Trustor, any Liable Party or otherwise, as Beneficiary determines necessary or desirable. If Beneficiary securitizes, sells or grants a participation in the Loan, divides the Loan or otherwise requires Trustor to act in compliance with this Section 12.01 then as between Beneficiary and Trustor, Beneficiary will pay all of its costs and expenses and will pay the reasonable costs and expenses of Trustor incurred in any such transactions which costs and expenses exceed $5,000 in the aggregate for all such transactions. Notwithstanding the foregoing: (i) Trustor shall not incur costs and expenses in excess of such amount without obtaining the prior written approval of Beneficiary, and (ii) if Beneficiary declines to approve any such reasonable additional costs and expenses, Trustor shall not be in default hereunder for failing to cooperate in a manner which reasonably necessitated such expenses.

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(b) Beneficiary, without in any way limiting Beneficiary’s other rights hereunder, in its sole and absolute discretion, shall have the right to divide the Loan into two or more tranches which may be evidenced by two or more notes, which notes may be pari passu or senior/subordinate, provided that (i) the aggregate principal amount of the notes immediately following such division shall equal the outstanding principal balance of the Loan and (ii) the weighted average interest rate of the Loan immediately following such division shall equal the interest rate which was applicable to the Loan immediately prior to such division, and shall continue to do so thereafter absent an Event of Default, a partial prepayment or a bankruptcy. Trustor shall cooperate with reasonable requests of Beneficiary in order to divide the Loan and shall execute and deliver such documents as shall reasonably be required by Beneficiary in connection therewith, including, without limitation, new notes to replace the original Note, all in form and substance reasonably satisfactory to Beneficiary, provided that such documents shall contain terms, provisions and clauses (x) no less favorable to Trustor than those contained herein and in the Note, and (y) which do not increase Trustor’s obligations hereunder or decrease Trustor’s rights under the Loan Documents. If Beneficiary redefines the interest rate, the amount of interest payable under the modified notes, in the aggregate, shall at all times equal the amount of interest which would have been payable under the Note at the Interest Rate.

(c) Trustor will cooperate with Beneficiary and the Rating Agencies (at no material cost to Trustor) in furnishing such information and providing such other assistance and reports as Beneficiary may reasonably request in connection with any such transaction. In addition, Trustor acknowledges that Beneficiary may release or disclose to potential purchasers or transferees of the Loan, or potential participants in the Loan, originals or copies of the Loan Documents, title information, engineering reports, financial statements, operating statements, appraisals, Leases, rent rolls, and all other materials, documents and information in Beneficiary’s possession or which Beneficiary is entitled to receive under the Loan Documents, with respect to the Loan, Trustor Liable Party or the Property. Trustor shall also furnish to such Investors or such prospective Investors or such Rating Agency any and all information concerning the Property, the Leases, the financial condition of Trustor or any Liable Party as may be requested by Beneficiary, any Investor or any prospective Investor or any Rating Agency in connection with any sale, transfer or participation interest.

Section 12.02 REPLACEMENT OF NOTE. Upon notice to Trustor of the loss, theft, destruction or mutilation of the Note, Trustor will execute and deliver, in lieu of the original Note, a replacement note, identical in form and substance to the Note and dated as of the Execution Date. Upon the execution and delivery of the replacement note, all references in any of the Loan Documents to the Note shall refer to the replacement note. Beneficiary shall provide to Trustor a letter (or include in the replacement note) a statement to the effect that the replacement note shall supersede any previous note. Beneficiary shall hold Trustor harmless to the extent Trustor has been or would be required to make duplicate payments pursuant to both the original note or notes and the replacement note or notes.

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Section 12.03 TRUSTOR’S ESTOPPEL. Within ten (10) Business Days after a request by Beneficiary, Trustor shall furnish an acknowledged written statement in form satisfactory to Beneficiary (i) setting forth the amount of the Secured Indebtedness, (ii) stating either that no offsets or defenses exist against the Secured Indebtedness, or if any offsets or defenses are alleged to exist, their nature and extent, (iii) whether any Event of Default then exists under the Loan Documents, and (iv) any other matters as Beneficiary may reasonably request (provided the same do not increase the cost to, or liability or obligation of, or decrease the rights of Trustor or Liable Party).

Section 12.04 FURTHER ASSURANCES. Trustor shall, without expense to Beneficiary and/or Trustee, execute, acknowledge and deliver all further acts, deeds, conveyances, mortgages, deeds of trust, assignments, security agreements, and financing statements as Beneficiary and/or Trustee shall from time to time reasonably require, to assure, convey, assign, transfer and confirm unto Beneficiary and/or Trustee a security interest in the Property and rights conveyed or assigned by this Deed of Trust, or for filing, refiling, registering, reregistering, recording or rerecording this Deed of Trust, provided that the same does not increase the cost to, or liability or obligation of, or decrease the rights of Trustor or Liable Party.

Section 12.05 SUBROGATION. Beneficiary shall be subrogated to the lien of any and all encumbrances against the Property paid out of the proceeds of the Loan and to all of the rights of the recipient of such payment.

ARTICLE XIII

SECURITY AGREEMENT

Section 13.01 SECURITY AGREEMENT.

THIS DEED OF TRUST CREATES A LIEN ON THE PROPERTY. IN ADDITION, TO THE EXTENT THE PROPERTY IS PERSONAL PROPERTY OR FIXTURES UNDER APPLICABLE LAW, THIS DEED OF TRUST CONSTITUTES A SECURITY AGREEMENT UNDER THE CALIFORNIA UNIFORM COMMERCIAL CODE (THE “U.C.C.”) AND ANY OTHER APPLICABLE LAW AND IS FILED AS A FIXTURE FILING. DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, BENEFICIARY MAY, AT ITS OPTION, PURSUE ANY AND ALL RIGHTS AND REMEDIES AVAILABLE TO A SECURED PARTY WITH RESPECT TO ANY PORTION OF THE PROPERTY, AND/OR BENEFICIARY MAY, AT ITS OPTION, PROCEED AS TO ALL OR ANY PART OF THE PROPERTY IN ACCORDANCE WITH BENEFICIARY’S RIGHTS AND REMEDIES WITH RESPECT TO THE LIEN CREATED BY THIS DEED OF TRUST. THIS FINANCING STATEMENT SHALL REMAIN IN EFFECT AS A FIXTURE FILING UNTIL THIS DEED OF TRUST IS RELEASED OR SATISFIED OF RECORD.

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Section 13.02 REPRESENTATIONS AND WARRANTIES.

Trustor warrants, represents and covenants as follows:

(a) Trustor owns the Personal Property free from any lien, security interest, encumbrance or adverse claim, except for Permitted Encumbrances and as otherwise expressly approved by Beneficiary in writing. Trustor will notify Beneficiary of, and will protect, defend and indemnify the Personal Property against all claims and demands of all persons at any time claiming any rights or interest in the Personal Property (except with respect to Permitted Encumbrances), and will protect, defend and indemnify Beneficiary against, all claims and demands of all persons at any time claiming any rights or interest in the Personal Property.

(b) Trustor has no knowledge that the Personal Property has been used, and covenants that it shall not be used, in each case for personal, family, or household purposes, but shall be bought and used solely for the purpose of carrying on Trustor’s business.

(c) Trustor will not remove the Personal Property without the prior written consent of Beneficiary, except the items of Personal Property which are consumed or worn out in ordinary usage shall be promptly replaced by Trustor with other Personal Property of value equal to or greater than the value of the replaced Personal Property.

Section 13.03 CHARACTERIZATION OF PROPERTY. The grant of a security interest to Beneficiary in this Deed of Trust shall not be construed to limit or impair the lien of this Deed of Trust or the rights of Beneficiary with respect to any property which is real property or which the parties have agreed to treat as real property. To the fullest extent permitted by law, everything used in connection with the production of Rents and Profits is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be regarded as real property, irrespective of whether or not the same is physically attached to the Land and/or Improvements.

Section 13.04 PROTECTION AGAINST PURCHASE MONEY SECURITY INTERESTS. It is understood and agreed that in order to protect Beneficiary from the effect of U.C.C. Sections 9324 and 9334, as amended from time to time and as enacted in the State, in the event that Trustor intends to purchase any goods which may become fixtures attached to the Property, or any part of the Property, and such goods will be subject to a purchase money security interest held by a seller or any other party:

(a) Before executing any security agreement or other document evidencing or perfecting the security interest, Trustor shall obtain the prior written approval of Beneficiary (such approval not to be unreasonably withheld). All requests for such written approval shall be in writing and contain the following information: (i) a description of the fixtures; (ii) the address at which the fixtures will be located; and (iii) the name and address of the proposed holder and proposed amount of the security interest.

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(b) Trustor shall pay all sums and perform all obligations secured by the security agreement. A default by Trustor under the security agreement shall constitute a default under this Deed of Trust. If Trustor fails to make any payment on an obligation secured by a purchase money security interest in the Personal Property or any fixtures, Beneficiary, at its option, may pay the secured amount and Beneficiary shall be subrogated to the rights of the holder of the purchase money security interest.

(c) Beneficiary shall have the right to acquire by assignment from the holder of the security interest for the Personal Property or fixtures, all contract rights, accounts receivable, negotiable or non-negotiable instruments, or other evidence of indebtedness and to enforce the security interest as assignee.

(d) The provisions of subparagraphs (b) and (c) of this Section 13.04 shall not apply if the goods which may become fixtures are of at least equivalent value and quality as the Personal Property being replaced and if the rights of the party holding the security interest are expressly subordinated to the lien and security interest of this Deed of Trust in a manner satisfactory to Beneficiary.

ARTICLE XIV

MISCELLANEOUS COVENANTS

Section 14.01 NO WAIVER. No single or partial exercise by Beneficiary and/or Trustee, or delay or omission in the exercise by Beneficiary and/or Trustee, of any right or remedy under the Loan Documents shall preclude, waive or limit the exercise of any other right or remedy. During the continuance of an Event of Default, Beneficiary shall have the right to proceed against any portion of, or interest in, the Property without waiving any other rights or remedies with respect to any other portion of the Property. No right or remedy under any of the Loan Documents is intended to be exclusive of any other right or remedy but shall be cumulative and may be exercised concurrently with or independently from any other right and remedy under any of the Loan Documents or under applicable law.

Section 14.02 NOTICES. All notices, demands and requests given or required to be given by, pursuant to, or relating to, this Deed of Trust shall be in writing. All notices shall be deemed to have been properly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or other comparable overnight courier service to the parties at the addresses set forth in the Defined Terms (or at such other addresses as shall be given in writing by any party to the others) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such United States Express Mail or courier service.

Section 14.03 HEIRS AND ASSIGNS; TERMINOLOGY.

(a) This Deed of Trust applies to, inures to the benefit of, and binds Beneficiary, Trustee, Liable Party and Trustor, and their heirs, legatees, devisees, administrators, executors, successors and assigns. The term “Trustor” shall include both the original Trustor and any subsequent owner or owners of any of the Property. The term “Trustee” shall include both the original Trustee and any subsequent successor or additional trustee(s) acting under this Deed of Trust. The term “Beneficiary” shall include both the original Beneficiary and any subsequent holder or holders of the Note. The term “Liable Party” shall include both the original Liable Party and any subsequent or substituted Liable Party.

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(b) In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

(c) If more than one party executes this Deed of Trust as Trustor, the obligations of such parties shall be the joint and several obligations of each of them.

Section 14.04 SEVERABILITY. If any provision of this Deed of Trust should be held unenforceable or void, then that provision shall be separated from the remaining provisions and shall not affect the validity of this Deed of Trust except that if the unenforceable or void provision relates to the payment of any monetary sum, then, Beneficiary may, at its option, declare the Secured Indebtedness immediately due and payable.

Section 14.05 APPLICABLE LAW. This Deed of Trust shall be construed and enforced in accordance with the laws of the State of California.

Section 14.06 CAPTIONS. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope or intent of any provisions of this Deed of Trust.

Section 14.07 TIME OF THE ESSENCE. Time shall be of the essence with respect to all of Trustor’s obligations under this Deed of Trust and the other Loan Documents.

Section 14.08 NO MERGER. In the event that Beneficiary should become the owner of the Property, there shall be no merger of the estate created by this Deed of Trust with the fee estate in the Property.

Section 14.09 NO MODIFICATIONS. This Deed of Trust may not be changed, amended or modified, except in a writing expressly intended for such purpose and executed by Trustor and Beneficiary.

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ARTICLE XV

SINGLE PURPOSE ENTITY

Section 15.01 SINGLE PURPOSE ENTITY. Trustor represents to its knowledge that it has not in the past taken any action that would have violated any covenant in this Section if such covenant then had been in effect. Trustor covenants that it shall not: (i) engage in business other than owning, holding, leasing, managing, operating, maintaining, financing, selling, transferring or exchanging the Property; (ii) acquire or own any material asset other than the Property and incidental personal property; (iii) reserved; (iv) maintain assets in a way difficult to segregate and identify, or commingle its assets with the assets of any other person or entity; (v) fail to hold itself out to the public as a legal entity separate from any other; (vi) to the extent cash flow at the Property is sufficient, fail to maintain capital sufficient for the conduct of its business (and Trustor represents that as of the date hereof Trustor has and reasonably expects to maintain capital sufficient for such purposes); (vii) fail to conduct business solely in its name or fail to maintain records, accounts or bank accounts separate from any other person or entity; (viii) file or consent to a petition pursuant to applicable bankruptcy, insolvency, liquidation or reorganization statutes, or make an assignment for the benefit of creditors without the unanimous consent of its partners or members, as applicable; (ix) incur additional indebtedness except for Permitted Obligations (as defined in Section 10.03 hereof); (x) dissolve, liquidate, consolidate, merge or sell all or substantially all of its assets; or (xi) modify, amend or revise its organizational documents with respect to any matters that are the subject of this Section 15.01 or in any other material respect. For purposes of this Article, the term “SPE” means an entity satisfying the requirements of this subsection (but for entities other than Trustor, references to the “Property” in the above requirements shall be deemed to be references to “beneficial interests in Trustor”). Trustor represents, warrants and covenants that the Property has, and will continue to have, “single asset real estate” status as defined by Section 101(51B) of the Bankruptcy Code.

[Signature follows on attached page]

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IN WITNESS WHEREOF, Trustor has executed this Deed of Trust, or has caused this Deed of Trust to be executed by its duly authorized representative(s) as of the Execution Date.

MAGUIRE PROPERTIES – 777 TOWER, LLC,

a Delaware limited liability company

By:	/s/ Jason Kirschner
Name: Jason Kirschner
Title: Vice President, Finance

SIGNATURE PAGE

STATE OF NEW YORK

COUNTY OF New York

On the 9th day of September in the year 2013 before me, the undersigned, personally appeared Jason Kirschner, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity (ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Shannon S. Reardon
Notary Public

Printed Name:	Shannon Reardon

My Commission Expires:

Reardon. Shannon S.
Notary Public State of New York
No.01RE6113518
Qualified in Richmond County
Commission Expires 09/22/2016

EXHIBIT “A”

TO DEED OF TRUST AND SECURITY AGREEMENT

PROPERTY DESCRIPTION

777 South Figueroa Street and 943 West 8th Street, Los Angeles, CA

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL 1:

LOTS 2 AND 8, OF THE AMENDED MAP OF TRACT NO. 32622, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 1098 PAGES 83 THROUGH 86 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT FROM SAID LOTS 2 AND 8, ALL OIL, GAS AND MINERAL SUBSTANCES, TOGETHER WITH THE RIGHT TO EXPLORE FOR AND EXTRACT SUCH SUBSTANCES, PROVIDED THAT THE SURFACE OPENING OF ANY WELL, HOLE, SHAFT OR OTHER MEANS OF EXPLORING FOR, REACHING OR EXTRACTING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE CENTRAL BUSINESS DISTRICT REDEVELOPMENT PROJECT AREA AS RECORDED IN BOOK M5077 PAGE 558 OF LOS ANGELES COUNTY RECORDS, STATE OF CALIFORNIA, AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE THEREOF, AS RESERVED IN DEED RECORDED JUNE 7, 1982 AS INSTRUMENT NO. 82-576233 OFFICIAL RECORDS.

APN: 5144-009-047 (LOT 2), 086 (LOT 8)

PARCEL 2:

EASEMENTS FOR PARKING, INGRESS AND EGRESS FOR PEDESTRIANS AND AUTOMOBILES, UTILITIES, SUPPORT, CONSTRUCTION, LOADING DOCKS AND OTHER MATTERS UPON THE TERMS AND CONDITIONS CONTAINED IN AND AS PROVIDED IN THAT CERTAIN AMENDED AND RESTATED OWNERS’ OPERATING AND RECIPROCAL EASEMENT AGREEMENT BY AND AMONG SEVENTH STREET PLAZA ASSOCIATES, THE COMMUNITY REDEVELOPMENT AGENCY OF THE CITY OF LOS ANGELES, CALIFORNIA, AND PPLA PLAZA LIMITED PARTNERSHIP, DATED JUNE 20, 1986 AND RECORDED JUNE 4, 1987 AS INSTRUMENT NO. 87-885291, OFFICIAL RECORDS, SAID AGREEMENT BEING AMENDED BY AMENDMENT NO. 1 TO AMENDED AND RESTATED OWNERS’ OPERATING AND RECIPROCAL EASEMENT AGREEMENT, DATED DECEMBER 5, 1990, BY AND BETWEEN PPLA PLAZA LIMITED PARTNERSHIP, A CALIFORNIA LIMITED PARTNERSHIP AND SOUTH FIGUEROA PLAZA ASSOCIATES, A CALIFORNIA GENERAL PARTNERSHIP, SUCCESSOR IN INTEREST TO SEVENTH STREET PLAZA ASSOCIATES, A CALIFORNIA GENERAL PARTNERSHIP FORMERLY KNOWN AS OXFORD-PRUDENTIAL JOINT VENTURE, RECORDED DECEMBER 21, 1990 AS INSTRUMENT NO. 90- 2108281, AND RE-RECORDED APRIL 30, 1991 AS INSTRUMENT NO. 91-619078, BOTH OF OFFICIAL RECORDS, AND BY AMENDMENT NO. 2 TO AMENDED AND RESTATED OWNERS’ OPERATING AND RECIPROCAL EASEMENT AGREEMENT, DATED JANUARY 1, 1993, BY AND AMONG PPLA PLAZA LIMITED PARTNERSHIP, A CALIFORNIA LIMITED PARTNERSHIP, SOUTH FIGUEROA PLAZA ASSOCIATES, A CALIFORNIA GENERAL PARTNERSHIP, SUCCESSOR IN INTEREST TO SEVENTH STREET PLAZA ASSOCIATES, A CALIFORNIA GENERAL PARTNERSHIP, FORMERLY KNOWN AS OXFORD-PRUDENTIAL JOINT VENTURE, AND THE COMMUNITY REDEVELOPMENT AGENCY OF THE CITY OF LOS ANGELES, CALIFORNIA, RECORDED JANUARY 30, 1995 AS INSTRUMENT NO. 95-150496, OFFICIAL RECORDS.

PARCEL 3:

AN UNDIVIDED FIFTY-SEVEN PERCENT (57%) INTEREST IN AND TO LOT 4, OF TRACT NO. 32622, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 1034 PAGES 53 THROUGH 55 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT FROM SAID LOT 4, ALL OIL, GAS AND MINERAL SUBSTANCES, TOGETHER WITH THE RIGHT TO EXPLORE FOR AND EXTRACT SUCH SUBSTANCES, PROVIDED THAT THE SURFACE OPENING OF ANY WELL, HOLE, SHAFT OR OTHER MEANS OF EXPLORING FOR, REACHING OR EXTRACTING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE CENTRAL BUSINESS DISTRICT REDEVELOPMENT PROJECT AREA AS RECORDED IN BOOK M5077 PAGE 558 OF OFFICIAL RECORDS COUNTY RECORDER, STATE OF CALIFORNIA, AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE THEREOF AS RESERVED IN DEED RECORDED JUNE 7, 1982 AS INSTRUMENT NO. 82-576233, OFFICIAL RECORDS.

APN: 5144-009-082

EXHIBIT “B”

TO DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

LEASING GUIDELINES

“Leasing Guidelines” shall mean the guidelines reasonably approved in writing by Beneficiary, from time to time, with respect to the leasing of the Property. The following are the initial Leasing Guidelines:

(a) All Leases shall be on the standard form of lease reasonably approved by Beneficiary in writing, subject to Customary Negotiated Modifications;

(b) All Leases shall have an initial term of not more than 13 years;

(c) None of the Leases shall have an initial premises of more than two full floors (or equivalent square footage) nor a total potential premises (including expansion options) of more than three full floors (or equivalent square footage);

(d) All Leases shall have an annual minimum rent payable at least equal to the then prevailing market rental rate for Comparable Leases.

(e) No Leases shall be entered into if there is an Event of Default under any of the Loan Documents; and

(f) All payments of rent, additional rent or any other amounts due from a tenant to a landlord under any Lease shall be made in money of the United States of America that at the time of payment shall be legal tender for the payment of all obligations.

“Customary Negotiated Modifications” shall mean modifications (other than with respect to mortgagee protection provisions) negotiated on a case-by-case basis with specific tenants that are customary in the market for Comparable Leases.

“Comparable Leases” means leases in first class office buildings in the downtown submarket of Los Angeles, California, similar in context to the subject Lease, including without limitation, with respect to any rent concessions, free rent or tenant improvements, size and creditworthiness and bargaining power of the prospective tenant and location, view and height of the space covered by a proposed Lease.